PART II AND III

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-A/A

TIER I OFFERING

Commission File Number 024-12414

LELATNOS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	92-3379820 (I.R.S. Employer Identification No.)

3690 W. El Moraga Place Tucson, Arizona (Address of principal executive offices)	85745 (Zip Code)

(520)-549-2975

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Up to 100,000,000

Common

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.00001 Par Value

Please send copies of all correspondence to our corporate business address: ☒

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I - END

PRELIMINARY OFFERING CIRCULAR DATED: October 22, 2024

An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission, which we refer to as the Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

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Lelantos Holdings, Inc.

LELANTOS HOLDINGS, INC.

Best Efforts Offering of up to 100,000,000 Shares of Common Stock

Maximum Offering Amount by Company: $20,000,000

This is a public offering of securities of Lelantos Holdings, Inc., a Florida corporation (“we,” “us,” “our,” “our company” or the “Company”). In this offering we are offering up to 100,000,000 shares of our common stock. The offering is being made on a self-underwritten, “best efforts” basis directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this offering statement. A minimum number of 10,000 shares for a subscription price of $2,000 are required to be purchased by each investor for the offer to proceed. The shares offered by the Company will be sold on our behalf by our Officers and Directors (the “Officers”). The Officers will not receive any commissions or proceeds for selling the shares on our behalf. There is uncertainty that we will be able to sell any of the 100,000,000 shares being offered by the Company. All of the shares being qualified for sale by the Company will be sold at a price of $.20 for the duration of the Offering. Any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering.

Our common stock is quoted on the OTC Pink tier of the electronic over-the-counter marketplace operated by OTC Markets Group, Inc. under the trading symbol “LNTO.” On October 22, 2024, the last reported sales price for our common stock was $0.058 per share.

As of October 22, 2024, 68,859,971shares of common stock were outstanding.

There is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan. Additionally, although the shares of the Company trade on the OTC Pink, the 30-day average trading volume as of October 22, 2024, was approximately 1,662 shares per day or approximately $365 per day.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our director(s) for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Proceeds to Underwriting	Price to Public(1)	Discount and Commissions(2)	Proceeds to Issuer(3)	Other Persons
Per share	$.20	0.00	.199	$0.001
Total Maximum	$20,000,000	0.00	19,900,000	$100,000

(1) We do not intend to use commissioned sales agents or underwriters.

(2) The amounts shown are before deducting offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, selling and other costs incurred in this offering, which we estimate will be $900,000.00 in the aggregate including reserves for future costs. See “Plan of Distribution” for details. In addition, the we may choose to retire all of the existing convertible debt which totals approximately $2,170,785 as of the date of this Offering. We believe that retiring this debt would significantly benefit the holders of the shares offered herein. Management shall reserve the right retire the convertible debt outstanding based on the availability of funds, and management and the board’s business discretion.

(3) The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be invested in the offering. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by the Company.

Our common stock is quoted on the OTC Pink tier of the electronic over-the-counter marketplace operated by OTC Markets Group, Inc. under the trading symbol “LNTO.” On October 22, 2024, the last reported sales price for our common stock was $0.058 per share.

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Our officers and directors have significant control over business matters, can make decisions that are not in the best interests of all stockholders, and the common shareholders will have little or no control over our affairs.

Our bylaws and Articles of Incorporation provide our officers and directors with significant power and influence over corporate matters that do not require shareholder approval, including the approval of significant corporate transactions.

Nathan Puente, the Chief Executive Officer of the Company owns 99% of the Class A Preferred Shares of the Company that have 10:1 voting rights compared to the Common Shareholder. As a result, the CEO has a majority of the voting control and will retain that control even if the Company successfully qualifies all 100,000,000 shares pursuant to this Offering. In addition, our directors control approximately 59.81% of the Class B Preferred Shares, which are entitled to a 50:1 conversion to Common Shares or up to 60,000,000 Common Shares and hold voting rights that are equivalent to the conversion ratio (50:1). Listed below is a table that outlines the Preferred Stock ownership held by directors and officers and the conversion value as well as voting rights associated with the shares.

Name	Title	Class of Ownership/ Conversion Ratio	Amount of Beneficial Ownership	Percentage of Ownership	Amount of Common Shares if Converted	Voting Rights
Nathan Puente	Officer/ Director/ 5%+ Owner	Preferred A (10:1)	9,900,000	99%	99,000,000	99,000,000 Votes
Nathan Puente	Officer/ Director/ 5%+ Owner	Preferred B (50:1)	500,000	24.92%	25,000,000	25,000,000 Votes
Joshua Weaver	Officer/ Director/ 5%+ Owner	Preferred B (50:1)	500,000	24.92%	25,000,000	25,000,000 Votes
Sean Land	Director/ 5%+ Owner	Preferred B (50:1)	200,000	9.97%	10,000,000	10,000,000 Votes

The Company may also issue “blank check” Preferred Stock without stockholder approval with the effect of diluting the current stockholder interests and impairing their voting rights, and provisions in our charter documents and under Florida law could discourage a takeover that stockholders may consider favorable.

As Tier 1 issuer, we are not subjected to the periodic and current reporting requirements under Rule 257(b) of Regulation A. Additionally, at this time we do not intend to file an Exchange Act registration statement to become a reporting company under Section 12 of the Exchange Act and may be subject to further reduced public company reporting requirements.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 12.

THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

You should rely only on the information contained in this offering circular and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this offering circular. If anyone provides you with different information, you should not rely on it.

This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A. The date of this offering circular is October 22, 2024.

The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

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TABLE OF CONTENTS

You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with additional information or information different from that contained in this offering circular. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

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PART- II

OFFERING CIRCULAR SUMMARY

In this offering circular, ‘‘LELATNOS HOLDINGS, INC. ,’’ the “Company,’’ ‘‘we,’’, “Lelantos” ‘‘us,’’ and ‘‘our,’’ refer to LELATNOS HOLDINGS, INC. , unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending December 31. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This offering circular, and any supplement to this offering circular include “forward-looking statements”. To the extent that the information presented in this offering circular discusses financial projections, information or expectations about our business plans, results of operations, products, or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified using words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are several risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this offering circular.

This summary only highlights selected information contained in greater detail elsewhere in this offering circular. This summary may not contain all the information that you should consider before investing in our common stock. You should carefully read the entire offering circular, including “Risk Factors” beginning on Page 12, and the financial statements, before making an investment decision.

The Company

Predecessor Entitites and Dates of Name Changes

●	Lelantos Holdings, Inc. – February 4, 2022
●	ProConcept Marketing Group, Inc – December 20, 2007
●	Monarch Holdings, Inc – November 10, 2005
●	Sallie Mae Investments, Inc. – August 25, 2005
●	SMJ Investments, Inc. – September 16, 1998
●	Terracon, Inc. – July 19, 1988

Significant Events Timeline

●	On August 2, 2021, Lelantos Holdings CEO, Nathan Puente, purchased 9,900,000 Series A Preferred Shares of ProConcept Marketing Group, Inc. (PMRK) effectuating a control change of the company. This began the process of Merging Lelantos Holdings into Proconcept Marketing Group
●	On June 8, 2022, the Company effectuated the name name change (Lelantos Holdings, Inc.), symbol change (LNTO) and a 1 for 100 reverse stock split.
●	On November 14, 2022, Lelantos Holdings Inc., a Florida entity, filed the required articles of merger, merging Lelantos Holdings Incorporated, a Nevada corporation, into the Company with a requested effective date of November 22, 2022. Following a three-month delay due to a backlog of processing requests, the articles of merger have now been processed, and management announced the official merger on March 7, 2023.
●	On March 7, 2023, the Company expanded into the sustainable energy market through its acquisition of Lelantos Energy, LLC, which is a wholly owned subsidiary of Lelantos Holdings, Inc.

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Business Overview

Vision

With a focus on sustainable energy, Lelantos Holdings has the vision of being at the forefront of innovation in a dynamic industry as well as providing solutions that overcome the traditional obstacles within the sector, including:

1.	Finance Barriers: financing for renewable energy projects are controlled by institutional lenders who have high bank fees and unflexible terms or private equity firms with hyper-specific project stipulations. These solutions are not adaptable to the future of renewable energy or the “New Green Economy.”
2.	Bifurcated Providers: Providers in the renewable energy sector often do not work together making it difficult to procure consistent supply lines and pricing.
3.	Complete Logistics Issues: In addition to issues procuring complete and consistent supply lines and pricing, there are currently several issues with lining up logistics to ensure proper delivery to job sites, especially when coordinating multiple job sites at the same time.
4.	Incomplete Solutions Under One House: There is no existing vertically integrated company that can provide finance solutions, equipment procurement, and logistics under on roof. This causes friction and inefficiencies, especially at scale.

Lelantos Holdings, Inc. is currently working with several notable partners in the industry to tackle the obstacles mentioned above and provide innovative and future proof solutions. Specifically:

●	Uniting several lending options under one roof with a unified portal that will provide multiple financial products for individual projects with a 48-hour turn-around time.
●	Connecting finance providers, vendors, and distributors to ensure that all Lelantos’ preferred equipment providers on are approved by the financiers and distributors we use. This will ensure more consistent pricing and availability and dramatically enhance operational efficiency.
●	Creating relationships with new logistics partners and warehousing to develop strategically located “equipment” hubs for project deployment.
●	The ultimate goal is to assimilate the solutions listed above into a single platform that streamlines the entire renewable energy project process – from customer intake all the way through project development and construction.

The Company’s overall vision has been collectively developed by a seasoned management team over the past decade to culminate its current operations; however, the Company is still an “early-stage company” and there are inherent risks (detailed in subsequent sections) with investing into the Company. Moreover, although our team is currently working on making our vision a reality on a daily basis, as an early-stage company, with a limited track record, we cannot guarantee success or that we will achieve our goals. As stated above, investment into Lelantos through this offering has inherent risk and investors are not guaranteed a return on their investment or performance of their stock, nor is the ability of the company to perform guaranteed.

Mission

Our mission is to operate under a forward-thinking business structure to provide comprehensive offerings within the sectors we operate in at the lowest cost possible. To accomplish this we have actively sought out partnerships with entities and providers that allow the company to operate as a “vertically integrated” entity.

Current Material Operations

To expedite the company’s growth, company leadership has sought assets and partnerships with other companies to build its infrastructure, rather than building these from the ground up. To date, the company has acquired a fleet of semi-trucks to generate revenue through a lease-to-own program and has acquired two companies as subsidiaries within the renewable energy space to expand its footprint and operations within the market.

●	Trucking

Lelantos entered into an asset purchase agreement in March 2023 to acquire a fleet of 15 semi-trucks. The trucks were to be managed by a third party and generate revenue for the company through a lease-to-own program. After successful operations for approximately 3 months that generated revenue for Lelantos Holdings. The management of the trucking division is currently in transition and Lelantos Holdings is evaluating the following options for these assets:

1.	Hire new management and resume operations of the lease-to-own program.
2.	Repurpose the assets for other business activities, including logistics for renewable energy projects.
3.	Sell the assets and use the proceeds to either purchase new assets or reinvest in other current material operations.

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●	Lelantos Energy

In March 2023, Lelantos Holdings acquired Lelantos Energy as a wholly-owned subsidiary to solely focus on renewable energy projects. While the revenue the entity has generated has not been significant, it has been operating to develop the infrastructure needed to do so. Activities the company is currently involved in to generate revenue or assist with business activities include:

●	Establishing a pipeline of commercial solar projects - Lelantos Energy has coalesced a set of projects totaling more than 2 MW that are in various stages of development from proposal generation to permitting. These projects represent a potential opportunity for significant revenue generation through sales commissions earned.
●	Connecting Vendors and Lending Institutions - Over the past year Lelantos Energy has created relationships with several large vendors and lending institutions to establish an ecosystem that allows for commercial solar projects to be executed. Notable relationships include, but are not limited to:

○	Novitium Energy (financing/commercial project development)
○	Aveyo (commercial project developer)
○	Sunnova (financing)
○	Eco Smart (financing)
○	Sunstone (financing)
○	BayWa R.E. (equipment distribution)
○	Silfab (solar panel provider)
○	Hyperion (electric energy storage and solar panel provider)

●	Eco Management Systems

On March 27,2024 Lelantos Holdings finalized the partial acquisition of Eco Management Systems (“Eco” or “Eco Management”), a full-service commercial and residential solar contractor (“EPC”) that is licensed in Arizona, California, Illinois, and Texas with its primary corporate headquarters located in Scottsdale, Arizona. Lelantos began this process by formally executing a memorandum of understanding with Eco on Feb. 13, 2024, and finalized the process by executing an Equity Acquisition Agreement on March 27, 2024.

Eco Management Sytems is an established and highly reputable full-service solar contractor (EPC) that has installed more than 4000 projects in multiple states since their entry into the residential and commercial solar industry approximately 12 years ago. The Lelantos Holdings Executive Team has been actively working with Eco over the past 14 months to develop projects and relationships and has successfully assisted Eco with bringing on new sales teams and increasing revenue opportunities. Currently, Eco has an active pipeline of more than 20 residential solar projects that are in various stages of development.

At the time of purchase Eco Management had a valuation of $6,000,000 and Lelantos Holdings had a share price of $.375. Per the terms of the Equity Acquisition Agreement, Lelantos Holdings purchased 50% of the equity in eco management for a combination of restricted common stock, and shares from the Lelantos Holdings Employee Stock Opportunity Program. Additional pertinent material terms of the agreement are listed below and the full agreement can be found in Exhibit D:

●	Eco Management will retain full operational control over their business and day-to-day operations other than the instances noted below.

○	Any “major” decision that will dramatically impact the operations of Eco will be discussed with Lelantos executive staff and agreed upon prior to execution. Such decisions include but are not limited to, new partnerships or joint ventures, strategic resources, onboarding new lending resources and sales groups, and adoption of new software or business tools and processes.

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●	Eco Management will retain all revenue and profits generated from their business activities and have full control over the use of funds generated from their operations as well as bank accounts.
●	When appropriate and available, Eco may provide a dividend to Lelantos; however, Lelantos is not guaranteed any revenue or dividends from the operations of Eco Management Systems.
●	The members of Lelantos Holdings hold an interest in Eco Management through their position on the Lelantos Holdings board. The board seats hold the voting rights and interest in the subsidiary. If the individuals (Joshua Weaver, Nathan Puente, and Sean Land) are removed from the board, the interest and voting rights in Eco Management Systems will remain in the parent company. Please see the attached corporate and subsidiary organization chart in Exhibit H for a further information.

Anticipated Future Material Operations

Lelantos Holdings is in the process of further expanding it operations within the renewable energy sector. The activities listed below are currently under negotiation and are not guaranteed to become operational.

●	EV Charging Technology

Lelantos Energy (Lelantos) proposes to enter into a Joint Venture Partnership (JV) with GFG Power and 5th Wall Energy to promulgate the development as well as sales & distribution of a novel and unique EV Charging Technology. The proposed structure would create a new entity that would be mutually owned by the partnering companies with the outlook to be acquired by Lelantos Holdings. Under the current terms being proposed the IP from the new technology will be owned by Lelantos Holdings as well.

●	No-Credit-Check Power Purchase Agreement (PPA) Program

The most exciting program Lelantos is attempting to bring to the table is a groundbreaking No-Credit-Check Power Purchase Agreement (PPA) to offer the opportunity of solar to a much broader audience in the US market. The PPA provides a financing option through a non-recourse, secured line of credit in order to provide consumers a financing mechanism that takes into account their historical ability to pay their electric bills on time, rather than arcanely relying upon their FICO score alone.

The Company is currently reliant on investment dollars and will need to raise additional capital to fund operations based on the current volume of business development. We can provide no assurance that the required additional capital will be available to us on favorable terms, or at all.

The company is currently an early-stage company with a limited track record and cannot guarantee the success of its initiatives, both current and future, nor can the company guarantee the performance of it’s stock or a return on investment. There are inherent risks (outlined below) of investing in an early-stage company.

Status as Not an Investment Company

Section 2(a)(24) of the 1940 Act (hereinafter, the “Act”) defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by a majority-owned subsidiary of such person. It is our opinion that the question is moot as the subsidiary in question is actually a “wholly owned” subsidiary of the Issuer based on the definitions contained in Section 2(a)(42) and Section 2(a)(43) of the ICA.

Section 2(a)(42) of the 1940 defines a voting security as “any security presently entitling the owner or holder thereof to vote for the election of directors of a company.” A “voting security” is any security presently entitling the owner or holder thereof to vote for the election of directors of a company (Section 2(a)(42)(15 U.S.C. § 80a-2(a)(42))). Section 2(a)(43) defines a “wholly-owned subsidiary” of a person is a company of which 95% or more of the outstanding voting securities are owned by the person or by a company which is a wholly-owned subsidiary of that person (Section 2(a)(43)(15 U.S.C. § 80a-2(a)(43)).

A review of the Operating Agreement of Eco Management Limited, LLC (hereinafter, the “Subsidiary”) reveals that while only 50% of the economic interests in the Subsidiary are controlled by the Issuer, 96% of the voting control is held by the Issuer. This meets the statutory definition of a “wholly owned” subsidiary.

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It is, therefore, our opinion that Eco is a wholly owned subsidiary based on the Operating Agreement supplied to us for our review. Section 2(a)(42) and Section 2(a)(43) are the applicable definitions.

It is our opinion that the Issuer may rely on the exemption provided by Section 3(b)(1) of the ICA since the subsidiary is “wholly owned,” and neither the Issuer nor the Subsidiary is engaged in financial service businesses.

Pursuant to the exemption a company that is engaged in a traditional manufacturing or non-financial service business should be able to rely on the exception from the definition of “investment company” in Section 3(b)(1) (15 U.S.C. § 80a-3(b)(1)) or Rule 3a-1 (17 C.F.R. § 270.3a-1) even if it is unable to determine with certainty that it is not covered by the definitions in Sections 3(a)(1)(A) and 3(a)(1)(C) (15 U.S.C. §§ 80a-3(a)(1)(A), 80a-3(a)(1)(C)). It is our opinion that Section 3(b)(1) is the “best fitting” exemption since the Subsidiary is wholly owned.

In order to qualify for the exemption provided by Section 3(b)(1), it is not enough to simply satisfy the ownership and control tests, but the Issuer must be engaged in a traditional manufacturing or non-financial business. The documents presented by the Issuer show that the Issuer and the wholly owned Subsidiary are both engaged in non-financial businesses. Therefore, the Issuer qualifies for exemption pursuant to Section 3(b)(1) of the ICA.

The Issuer is engaged in the business of solar panel installation:

With a focus on sustainable energy, Lelantos Holdings has the vision of being at the forefront of innovation in a dynamic industry as well as providing solutions that overcome the traditional obstacles within the sector…(See, OTC Quarterly Disclosure Statement, for the period ending March 31, 2024).

As also disclosed by the Issuer, any financial services are provided not by the Issuer or the Subsidiary, but by an independent network or “partners”:

Over the past year Lelantos has created relationships with several large vendors and lending institutions to establish an ecosystem that allows for commercial solar projects to be executed. Notable relationships include, but are not limited to:

●	Novitium Energy (financing/commercial project development)
●	Aveyo (commercial project developer)
●	Sunnova (financing)
●	Eco Smart (financing) o Sunstone (financing)
●	BayWa R.E. (equipment distribution)
●	Silfab (solar panel provider)
●	Hyperion (electric energy storage and solar panel provider)

Neither the Issuer nor the Subsidiary owns equity or voting stock in any of the independent “partners,” nor do they derive any direct revenue from the relationships listed above. (See, OTC Quarterly Disclosure Statement, for the period ending March 31, 2024, at p.7).

The wholly owned Subsidiary is also involved in solar installations:

Eco is an established and highly reputable full-service solar contractor (EPC) that has installed more than 4000 projects in multiple states since their entry into the residential and commercial solar industry approximately 12 years ago. (See, OTC Quarterly Disclosure Statement, for the period ending March 31, 2024, at p. 7).

Both the Issuer and the Subsidiary design, order, install and service residential and commercial solar panel installations throughout at least four (4) states and have been engaged in this business for more than 2 years. Neither the Issuer nor the Subsidiary holds itself out as an investment company or financial services company and neither derive revenue from financial services related activities.

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Conclusion

It is, therefore, our opinion that the Issuer is exempt pursuant to Section 3(b)(1) of the ICA and as such, does not need to rely on the temporary exemption provided by Section 3(a)(2).

Description of Securities

ProConcept Marketing Group, Inc. was acquired by Nathan Puente, President of Lelantos Holdings, Inc. and the company has completed its corporate action with FINRA to achieve a Name Change, Symbol Change and 100:1 Reverse Split. The company has also merged Lelantos Holdings into ProConcept Marketing Group, Inc. and officially become a publicly-traded company. Our authorized capital consists of 500,000,000 shares of common stock, par value $.0001 per share (the “Common Stock”), 10,000,000 shares of Series A preferred stock, 2,500,000 shaes of Series B Preferred Stock, and 150,000 shares of Series C Preferred Stock par value $.001 per share (the “Preferred Stock”).

Common Stock

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation; however, as authorized by the Company’s articles of incorporation and bylaws, such changes may be made at the

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro-rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

The Offering

All dollar amounts refer to US dollars unless otherwise indicated.

Through this offering, we intend to qualify 100,000,000 shares for offering to the public. We are offering these shares at a price per share of $.20. We will receive all proceeds from the sale of the common stock.

Securities being offered by the Company

Up to 100,000,000 shares of common stock priced at $.20. Our offering will terminate upon the earliest of (i) such time as all the common stock (100,000,000 shares) has been sold pursuant to the Offering Statement or, (ii) the Company has raised the maximum aggregate amount of the offering, or (iii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 365 days. We may however, at any time and for any reason terminate the offering.

Offering price per share

We will sell the shares at price per share of $0.20.

Number of shares of common stock outstanding before the offering of common stock

As of October 22, 2024, 68,859,971shares of common stock are currently issued and outstanding.

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Number of shares of common stock outstanding after the offering of common stock

168,859,971 common shares will be issued and outstanding if we sell all the shares, we are offering herein at a price of $.20.

The minimum number of shares to be sold in this offering

Ten Thousand (10,000).

Best efforts offering: We are offering shares on a “best efforts” basis.

Market for the common shares: Our common stock is quoted on the OTC Pink tier of the electronic over-the-counter marketplace operated by OTC Markets Group, Inc. under the trading symbol “LNTO.” On October 22, 2024, the last reported sales price for our common stock was $.058 per share.

Use of Proceeds

We intend to use the net proceeds to us for working capital.

Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 365 days after this Offering Statement becomes qualified with the Securities and Exchange Commission, or (ii) the date on which all shares registered hereunder have been sold up to a total aggregate maximum of 100,000,000 shares. We may, at our discretion, extend the offering for an additional 365 days. At any time and for any reason we may also terminate the offering.

Subscriptions: All subscriptions once accepted by us are irrevocable.

Risk Factors: See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Restrictions on Investment: There is no restriction on investment. Regulation A, Tier 1 offerings are subject to Blue Sky registration. For general information on investing, we encourage you to refer to www.investor.gov and the website of the securities regulator in your state or residence.

Risk Factors

As an early-stage company, an investment in our shares involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the cautionary statement that follows this section and the other information included in this Offering Circular, before purchasing our shares in this offering. If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer and the trading price, if any, of our shares could fall, causing you to lose some or all your investment. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.

We have a limited operating history, which may make it difficult for investors to predict future performance based on current operations.

We have a limited operating history upon which investors may base an evaluation of our potential future performance. In particular, we have not proven that the Company’s business model will work. As a result, there can be no assurance that we will be able to develop or maintain consistent revenue sources, or that our operations will be profitable and/or generate positive cash flows.

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Any forecasts we make about our operations may prove to be inaccurate. We must, among other things, determine appropriate risks, rewards, and level of investment in our products, respond to economic and market variables outside of our control, respond to competitive developments and continue to attract, retain, and motivate qualified employees. There can be no assurance that we will be successful in meeting these challenges and addressing such risks and the failure to do so could have a materially adverse effect on our business, results of operations, and financial condition. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stage of development. As a result of these risks, challenges, and uncertainties, the value of your investment could be significantly reduced or completely lost.

To date, our business has been highly dependent on investment dollars. We must raise further investment capital to carry on operations and grow the volume of business developed. If a larger level of business is not developed in the near future it could cause the quoted price of our Common Stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

The Company has raised capital through the issuance of convertible promissory notes that could have a dilutive effect on the stock and represent current debt.

We have chosen to issue convertible promissory notes to a number of parties that have provided funds to the Company in order for us to maintain our operations. The table below summarizes the notes that have been issued, their maturity date and the dilutive effect each would have on the Company. Since the maturity date of each of these notes is less than 365 days from this Offering, each is a current short-term liability of Company:

Date of Note Issuance	Outstanding Balance ($)	Principal Amount at Issuance ($)	Interest Accrued ($)	Maturity Date	Notes	Name of Noteholder. *You must disclose the control person(s) for any entities listed.	Reason for Issuance (e.g. Loan, Services, etc.)
11/7/2022	$58,579	$50,000	$8,579	5/7/2023	NOTE 2	SJL Services, LLC – Suzanne Leigh	Loan
11/9/2022	$58,538	$50,000	$8,538	5/7/2023	NOTE - 3	Mark Gaalass	Loan
3/22/2023	$1,433,542	$1,363,540	$83,745	3/22/2024	NOTE 4	TK Zarro Holdings, LLC – Tom Zarro	Asset purchase
5/14/2021	$620,126	$500,000	$120,126	1/1/2026	NOTE 1	Golden Triangle Ventures, Inc. – Steffan Dalsgaard	Loan

NOTE 1: On May 14, 2021, The Company entered into a Senior Secured Convertible Promissory Note with Golden Triangle Ventures, Inc. (or “GTV”) which is a publicly-traded company listed on the OTC Markets under the stock symbol GTVH. As of December 31, 2023, there is $500,000 and $120,126 of principal and interest, respectively, due on the note. Please see Exhibit B for the executed contract.

NOTE 2: On November 7, 2022, the Company issued a convertible promissory note for $50,000, to SJL Services, LLC. The note bears interest at 15% and matures May 7, 2023.As of December 31, 2023, there is $50,000 and $8,579 of principal and interest, respectively, due on the note. Please see Exhibit B for the executed contract.

NOTE 3: On November 9, 2022, the Company issued a convertible promissory note for $50,000, to Mark Gaalass. The note bears interest at 15% and matures May 7, 2023. As of December 31, 2023, there is $50,000 and $8,538 of principal and interest, respectively, due on the note. Please see Exhibit B for the executed contract.

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NOTE 4: On March 23,2023 the Company executed an Asset Purchase Agreement and acquired fifteen (15) Semi-Trucks in exchange for a convertible note payable for $1,363,540. Pursuant to the terms of the Asset Purchase Agreement, dated March 23, 2023, the Company issued a convertible promissory note for $1,363,540, to TK Zarro Holdings, Inc. As of December 31, 2023, there is $1,363,540 and $83,745 of principal and interest, respectively, due on the note. Please see Exhibit B, pages for the executed contract.

We will likely need additional capital to sustain our operations and will likely need to seek further financing, which we may not be able to obtain on acceptable terms or at all. If we fail to raise additional capital as needed, our ability to implement our business model and strategy could be compromised.

We have limited capital resources and operations. To date, our operations have been funded entirely from the proceeds of debt and equity financings as well as a limited amount of business activity. We expect to require additional capital in the near future to expand our operations and hire the necessary staff to assist running the company. We may not be able to obtain additional financing on terms acceptable to us, or at all.

Even if we obtain financing for our near-term operations, we expect that we will require additional capital thereafter. Our capital needs will depend on numerous factors including: (i) the volume of business we develop and close; (ii) the cycle for payment on projects closed (iii) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership held by our existing stockholders will be reduced and our stockholders may experience significant dilution. In addition, new securities may contain rights, preferences or privileges that are senior to those of our Common Stock. If we raise additional capital by incurring debt, this will result in increased interest expense. If we raise additional funds through the issuance of securities, market fluctuations in the price of our shares of Common Stock could limit our ability to obtain equity financing.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. If we are unable to raise capital when needed, our business, financial condition, and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

We face intense competition and many of our competitors have greater resources that may enable them to compete more effectively.

The renewable energy industry is burgeoning with many new companies entering the market, which is subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and service offerings, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing services that will directly compete with ours. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our company as an industry leader. There are no assurances that competition in our respective industry will not lead to reduced prices for our services. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

Our business, financial condition, results of operations, and cash flows have been, and may in the future be, negatively impacted by challenging global economic conditions.

The recent global economic slowdown has caused disruptions and extreme volatility in global financial markets, increased rates of default and bankruptcy, and declining consumer and business confidence, which has led to decreased levels of consumer spending. These macroeconomic developments have and could continue to negatively impact our business, which depends on the general economic environment and levels of consumer spending. As a result, we may not be able to expand or attract new customers, or we may be forced to reduce the price of our services. We are unable to predict the likelihood of the occurrence, duration or severity of such disruptions in the credit and financial markets and adverse global economic conditions. Any general or market-specific economic downturn could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

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Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel.

Our future success largely depends upon the continued services of our executive officers and management team, especially our Chief Executive Officer, Nathan Puente, Chief Operating Officer, Joshua Weaver, and President of Business Development, Sean Land. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Additionally, we may incur additional expenses to recruit and retain new executive officers. If any of our executive officers joins a competitor or forms a competing company, we may lose some or all of our customers. Finally, we do not maintain “key person” life insurance on any of our executive officers. Because of these factors, the loss of the services of any of these key persons could adversely affect our business, financial condition, and results of operations, and thereby an investment in our Common Stock.

Our continuing ability to attract and retain highly qualified personnel will also be critical to our success because we will need to hire and retain additional personnel as our business grows. There can be no assurance that we will be able to attract or retain highly qualified personnel. We face significant competition for skilled personnel in our industry. This competition may make it more difficult and expensive to attract, hire, and retain qualified managers and employees. Because of these factors, we may not be able to effectively manage or grow our business, which could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

Federal and State Government regulations may effect the future of our industry

Currently, the renewable energy sector is bolstered by significant Federal and State tax incentives, rebates, credits, and other subsidies that create incredibly favorable market conditions. These programs have a finite timeline as defined by their enabling legislation. These benefits are not guaranteed to be renewed and a change in administration could cause them to be rescinded. If the subsidies go away or are significantly reduced it could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

We may not be able to effectively manage our growth or improve our operational, financial, and management information systems, which would impair our results of operations.

In the near term, we intend to expand the scope of our operations activities significantly. If we are successful in executing our business plan, we will experience growth in our business that could place a significant strain on our business operations, finances, management and other resources. The factors that may place strain on our resources include, but are not limited to, the following:

■	The need for continued development of our financial and information management systems;
■	The need to manage strategic relationships and agreements with vendors, customers and partners;

■	Difficulties in hiring and retaining skilled management, technical, and other personnel necessary to support and manage our business;
■	Legal, accounting, audit, investment banking and consulting fees related to our acquisition strategy.

Additionally, our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. Our ability to effectively manage growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage, and retain qualified management and other personnel. There can be no assurance that we will be successful in recruiting and retaining new employees or retaining existing employees. We cannot provide assurances that our management will be able to manage this growth effectively. Our failure to successfully manage growth could result in our revenue not increasing commensurately with capital investments or otherwise materially adversely affecting our business, financial condition, or results of operations.

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If we are unable to continually innovate and increase efficiencies, our ability to attract new customers may be adversely affected.

In the area of innovation, we must be able to stay ahead of the curve and offer new technologies, products, and services that appeal to our customers. This depends, in part, on the skills of our personnel. We may not be successful in the development, introduction, and marketing of new technologies or innovations, that satisfy customer needs, achieve market acceptance, or generate satisfactory financial returns.

Our business is subject to risks arising from epidemic diseases, such as the recent global outbreak of the COVID-19 coronavirus.

An epidemic or pandemic disease outbreak, including the recent COVID-19 outbreak, could cause significant disruption to our business operations or the operations of our third-party manufacturers upon whom we rely. The COVID-19 outbreak, and mitigation measures also have had and may continue to have an adverse impact on global economic conditions which could have an adverse effect on our business and financial condition, including impairing our ability to raise capital when needed.

Any disruption of our suppliers and their contract manufacturers or our customers would likely impact our revenue and operating results. Moreover, our operations could be negatively affected if employees are quarantined as the result of exposure to a contagious illness. The outbreak and any preventative or protective actions that governments or we may take in respect of this coronavirus may result in a period of business disruption, reduced customer traffic, and reduced operations.

The Company does not currently maintain, nor does it intend to get insurance policies for indemnification against business interruption caused by pandemic.

Litigation may adversely affect our business, financial condition, and results of operations.

From time to time in the normal course of our business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operations are required. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. Insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability more than our insurance coverage for any claims could adversely affect our business and the results of our operations.

Federal and State Government regulations may effect the future of our industry

Currently, the renewable energy sector is bolstered by significant Federal and State tax incentives, rebates, credits, and other subsidies that create incredibly favorable market conditions. These programs have a finite timeline as defined by their enabling legislation. These benefits are not guaranteed to be renewed and a change in administration could cause them to be rescinded. If the subsidies go away or are significantly reduced it could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

Our officers and directors have significant control over business matters, can make decisions that are not in the best interests of all stockholders, and the common shareholders will have little or no control over our affairs.

Our bylaws and Articles of Incorporation provide our officers and directors with significant power and influence over corporate matters that do not require shareholder approval, including the approval of significant corporate transactions.

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Nathan Puente, the Chief Executive Officer of the Company owns 99% of the Class A Preferred Shares of the Company that have 10:1 voting rights compared to the Common Shareholder. As a result, the CEO has a majority of the voting control and will retain that control even if the Company successfully qualifies all 100,000,000 shares pursuant to this Offering. In addition, our directors control approximately 59.81% of the Class B Preferred Shares, which are entitled to a 50:1 conversion to Common Shares or up to 60,000,000 Common Shares and hold voting rights that are equivalent to the conversion ratio (50:1). Listed below is a table that outlines the Preferred Stock ownership held by directors and officers and the conversion value as well as voting rights associated with the shares.

Name	Title	Class of Ownership/ Conversion Ratio	Amount of Beneficial Ownership	Percentage of Ownership	Amount of Common Shares if Converted	Voting Rights
Nathan Puente	Officer/ Director/ 5%+ Owner	Preferred A (10:1)	9,900,000	99%	99,000,000	99,000,000 Votes
Nathan Puente	Officer/ Director/ 5%+ Owner	Preferred B (50:1)	500,000	24.92%	25,000,000	25,000,000 Votes
Joshua Weaver	Officer/ Director/ 5%+ Owner	Preferred B (50:1)	500,000	24.92%	25,000,000	25,000,000 Votes
Sean Land	Director/ 5%+ Owner	Preferred B (50:1)	200,000	9.97%	10,000,000	10,000,000 Votes

The Company may also issue “blank check” Preferred Stock without stockholder approval with the effect of diluting the current stockholder interests and impairing their voting rights, and provisions in our charter documents and under Florida law could discourage a takeover that stockholders may consider favorable.

Our internal controls and accounting methods may require modification.

We continue to review and develop controls and procedures sufficient to accurately report our financial performance on a timely basis. If we do not develop and implement effective controls and procedures, we may not be able to report our financial performance on a timely basis and our business and stock price would be adversely affected.

If we fail to implement and maintain proper and effective internal controls and disclosure controls and procedures pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, our ability to produce accurate and timely financial statements and public reports could be impaired, which could adversely affect our operating results, our ability to operate our business, and investors’ views of us.

The Sarbanes-Oxley Act of 2002 requires that we report annually on the effectiveness of our internal control over financial reporting. Among other things, we must perform systems and processes evaluation and testing. We must also assess our internal controls to allow management to report on our assessment of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. We are required to provide management’s assessment of internal controls in conjunction with the filing our Annual Report on Form 10-K. The failure to implement and maintain proper and effective internal controls and disclosure controls could result in material weaknesses in our financial reporting such as errors in our financial statements and in the accompanying footnote disclosures that could require restatements. Investors may lose confidence in our reported financial information and disclosure, which could negatively impact our stock price.

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We do not expect that our internal controls over financial reporting will prevent all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. Over time, controls may become inadequate because changes in conditions or deterioration in the degree of compliance with policies or procedures may occur. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

The Company has the following material weaknesses:

●	The Company lacks an effective control environment since there are insufficient personnel to exercise appropriate oversight of accounting judgments and estimates.
●	Due to limited accounting and financial reporting resources, the Company lacks formal processes to identify, update, and assess risks to the Company’s financial reporting.
●	Due to limited accounting and financial reporting resources, the Company has not implemented significant monitoring controls.
●	Due to limited accounting and financial reporting resources, authorization, approval, and review controls over the Company’s financial statements and accounting records have not been implemented or have not been applied consistently. This includes controls over the identification, approval, and disclosure of related party transactions. In certain cases, formal documentation does not exist regarding the design of controls, evidence of implementation of controls, or evidence of occurrence of certain transactions. In addition, certain of the Company’s processes lack segregation of duties.

Our insurance coverage may be inadequate to cover all significant risk exposures.

While we intend to maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition, and results of operations. We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources.

Our failure to maintain and expand our dealer relationships could adversely affect our business.

We distribute our products through independent dealers, and we depend upon them directly for all of our sales in most of our markets. Accordingly, our success depends in significant part upon our ability to attract, retain and motivate a large base of dealers. Our direct selling organization is headed by a relatively small number of key dealers. The loss of a significant number of dealers, especially key dealers, could materially and adversely affect sales of our products and could impair our ability to attract new dealers. Moreover, the replacement of dealers could be difficult because, in our efforts to attract and retain dealers, we compete with other direct selling organizations, including but not limited to those in the personal care, cosmetic product and nutritional supplement industries. Our dealers may terminate their services with us at any time.

The number of active dealers or their productivity may not increase and could decline in the future. We cannot accurately predict any fluctuation in the number and productivity of dealers. Operating results could be adversely affected if our existing and new business opportunities and products do not generate sufficient economic incentive or interest to retain existing dealers and to attract new dealers.

The number and productivity of our dealers could be harmed by several factors, including:

■	adverse publicity or negative perceptions regarding us, our products, our method of distribution or our competitors;

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■	lack of interest in, or the technical failure of, existing or new products;
■	lack of interest in our existing compensation plan for dealers or in enhancements or other changes to that compensation plan;
■	our actions to enforce our policies and procedures;
■	regulatory actions or charges or private actions against us or others in our industry;
■	general economic and business conditions;
■	changes in management or the loss of one or more key dealer leaders;
■	entry of new competitors, or new products or compensation plan enhancements by existing competitors, in our markets; and
■	potential saturation or maturity levels in a given country or market which could negatively impact our ability to attract and retain dealers in such market.

Although our dealers are independent contractors, improper dealer actions that violate laws or regulations could harm our business.

All of our dealers are currently independent contractors and, accordingly, we are not in a position to directly provide the same direction, motivation and oversight as we would if dealers were our own employees. As a result, there can be no assurance that our dealers will participate in our marketing strategies or plans, accept our introduction of new products, or comply with our dealer policies and procedures. Extensive federal, state and local laws regulate our business, our products and our network marketing program. Given the size and diversity of our dealer force, we experience problems with dealers from time to time. Dealers often desire to enter a market, before we have received approval to do business, to gain an advantage in the marketplace. Improper dealer activity in new geographic markets could result in adverse publicity and can be particularly harmful to our ability to ultimately enter these markets. Violations by our dealers of applicable law or of our policies and procedures in dealing with customers could reflect negatively on our products and operations and harm our business reputation. In addition, it is possible that a court could hold us civilly or criminally accountable based on vicarious liability because of the actions of our dealers. If any of these events occur, our business, financial condition, or results of operations could be materially adversely affected.

Because we do not have an audit or compensation committee, stockholders will have to rely on our officers and directors, most of whom are not independent, to perform these functions.

Because we do not have an audit or compensation committee, stockholders will have to rely on our officers and directors, most of whom are not independent, to perform these functions. Thus, there is a potential conflict of interest in that our officers and directors have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

RISKS RELATED TO AN INVESTMENT IN OUR SECURITIES

We expect to experience volatility in the price of our Common Stock, which could negatively affect stockholders’ investments.

The trading price of our Common Stock may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with securities traded in those markets. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. All of these factors could adversely affect your ability to sell your shares of Common Stock or, if you are able to sell your shares, to sell your shares at a price that you determine to be fair or favorable.

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The relative lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our senior management has little experience in managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance, and reporting requirements, including the establishing and maintaining of internal controls over financial reporting. Any such deficiencies, weaknesses, or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, we could be subject to the imposition of fines and penalties and our management would have to divert resources from attending to our business plan.

Our Common Stock is categorized as “penny stock,” which may make it more difficult for investors to sell their shares of Common Stock due to suitability requirements.

Our Common Stock is categorized as “penny stock”. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The price of our Common Stock is significantly less than $5.00 per share and is therefore considered “penny stock.” This designation imposes additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer buying our securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser, and determine that the purchaser is reasonably suitable to purchase the securities given the increased risks generally inherent in penny stocks. These rules may restrict the ability and/or willingness of brokers or dealers to buy or sell our Common Stock, either directly or on behalf of their clients, may discourage potential stockholders from purchasing our Common Stock, or may adversely affect the ability of stockholders to sell their shares.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our Common Stock, which could depress the price of our Common Stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker- dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our shares of Common Stock, have an adverse effect on the market for our shares of Common Stock, and thereby depress our price per share of Common Stock.

We may issue additional shares of Common Stock or Preferred Stock in the future, which could cause significant dilution to all stockholders.

Our Articles of Incorporation authorize the issuance of up to 500,000,000 shares of Common Stock and 12,650,000 shares of preferred stock, with a par value of $0.00001 per share. If fully converted the current authorized amount of Preferred Stock would have the following values:

●	Preferred A (10,000,000 shares outstanding/10:1 conversion) = 100,000,000 common shares
●	Preferred B (2,500,000 shares outstanding/50:1 conversion) = 125,000,000 common shares
●	Preferred C (150,000 shares outstanding/50:1 conversion) = 7,500,000 common shares

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The conversion of these preferred shares would significantly dilute the current holders of Common Stock. Additionally, we may open new classes of Preferred Stock and issue additional preferred shares in connection with a financing and acquisition. Such issuances may not require the approval of our stockholders. In addition, certain of our outstanding rights to purchase additional shares of Common Stock or securities convertible into our Common Stock are subject to full-ratchet anti-dilution protection, which could result in the right to purchase significantly more shares of Common Stock being issued or a reduction in the purchase price for any such shares or both.

Any issuance of additional shares of our Common Stock, or equity securities convertible into our Common Stock, including but not limited to, preferred stock, warrants, and options, will dilute the percentage ownership interest of all stockholders, may dilute the book value per share of our Common Stock, and may negatively impact the market price of our Common Stock.

As of October 22, 2024, we had 68,859,971 shares of Common Stock, 9,900,000 of Preferred A (10:1 conversion ratio and which have voting control over the entity); 2,006,400 (50:1 Conversion Ratio) of Preferred B; 24,486 (50:1 Conversion Ratio) of Preferred C outstanding.

Because we do not intend to pay any cash dividends on our Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Declaring and paying future dividends, if any, will be determined by our Board, based upon earnings, financial condition, capital resources, capital requirements, restrictions in our Articles of Incorporation, contractual restrictions, and such other factors as our Board deems relevant. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Risks Related to This Offering

Due to the lack of a current public market for our common stock, investors may have difficulty in selling stock they purchase.

Prior to this offering, a public trading market existed for our securities. However, there can be no assurance that the public trading market for our common stock will be sustained. Because the public market for our stock is limited, we may not be able to secure future equity financing which would have a material adverse effect on our company.

Furthermore, there can also be no assurance as to the depth or liquidity of any market for the common stock or the prices at which holders may be able to sell the shares.

As a result, investors could find it more difficult to trade, or to obtain accurate quotations of the market value of, the stock as compared to securities that are traded on the NASDAQ trading market or on an exchange. Moreover, an investor may find it difficult to dispose of any shares purchased hereunder. Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently quoted on the OTC Market, but due to limited volume investors should consider any secondary market for our securities to be a limited one.

Investing in our company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this offering circular and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

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Investing in our company may result in an immediate loss because buyers will pay more for our common stock than what the pro rata portion of the assets are worth.

The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

We have 500,000,000 authorized shares of common stock, of which 68,859,971 shares are currently issued and outstanding and 168,859,971 shares will be issued and outstanding after this offering terminates (assuming all shares have been sold at the price of $.20). Our management could, with the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our articles of incorporation authorize the issuance of 500,000,000 shares of common stock. Upon completion of this offering, we may have up to 168,859,971shares of common stock issued and outstanding if all shares offered are sold. Accordingly, we may issue up to an additional 100,000,000 shares of common stock after this offering. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock. In addition, the Company has reserved shares of common stock for conversion based on the promissory notes that have been issued by the Company.

Preferred Shareholders have inordinate voting rights as compared to Common Shareholders.

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation (“Board of Directors”) prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as maybe adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of the Directors (the “Voting Stock”), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

As of the date of this Offering the amount of authorized Preferred Stock is:

Ten million (10,000,000) shares of Preferred Series A, par value $0.0001 (Preferred A), that have the ability to convert 10:1 into common stock and have the ability to vote as if converted, or the equivalent of 100,000,000 common voting shares.

Two million, five hundred thousand (2,500,000) shares of Preferred Series B, par value $0.0001 (Preferred B), that have the ability to convert 50:1 into common stock and have the ability to vote as if converted, or the equivalent of 125,000,000 common voting shares.

One hundred fifty thousand (150,000) shares of Preferred Series C, par value $0.0001 (Preferred C), that have the ability to convert 50:1 into common stock or 7,5000,000 common voting shares.

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As of October 22, 2024, we had 68,859,971 shares of Common Stock, 9,900,000 of Preferred A (10:1 conversion ratio and which have voting control over the entity); 2,006,400 (50:1 Conversion Ratio) of Preferred B; 24,486 (50:1 Conversion Ratio) of Preferred C outstanding.

As we do not have an escrow or trust account with the subscriptions for investors, if we file for or are forced into bankruptcy protection, investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

We do not anticipate paying dividends in the foreseeable future, so there will be less ways in which you can make a gain on any investment in us.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

In the event that our shares are traded, they may trade under $5.00 per share, and thus will be considered a penny stock. Trading penny stocks has many restrictions, and these restrictions could severely affect the price and liquidity of our shares.

In the event that our shares trade below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile, and you may not be able to buy or sell the stock when you want to.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

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Status as Not a Shell Company

The Company it is not a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, The Company is a “start-up” company which the Commission explicitly differentiates in Footnote 172 to SEC Release No. 33-8869 from “shell” companies covered under Rule 144(i)(1)(i) (the “Rule”). In adopting the definition of a shell company in SEC Release No. 33-8587 (the “Release”), the Commission stated that it intentionally did not define the term “nominal” and it did not set a quantitative threshold of what constitutes a shell company. Indeed, under the Rule, the threshold for what is considered “nominal” is, to a large degree, subjective and based upon facts and circumstances of each individual case.

The Company is actively engaged in the implementation and deployment of its business plan. These activities include:

●	Commercial and Residential Solar marketing, sales and installation.
●	Development of key industry relationships with financial institutions, funds, equipment providers, and contractors which allow Lelantos to function as a a vertically integrated renewable energy solutions provider.
●	Researching and developing new technologies within the renewable energy marketplace.
●	Establishing a network of service providers to implement the Lelantos business model nationally.

The Company’s operations are more than just “nominal.” As the Commission points out in its Release, there are no established quantitative thresholds to determine whether a company’s operations are in-fact “nominal”. Instead, the determination is to be made on a case-by-case basis, with significant regards to a subjective analysis aimed at preventing serious problems from allowing scheming promoters and affiliates to evade the definition of a “shell” company (as well as the intent of the Rule). As described in Footnote 32 to the Release, the Commission expounds its rationale for declining to quantitatively define the term “nominal” regarding a shell company.

It is reasonably commonplace that development stage or “start-up” companies have limited assets and resources, as well as having a going concern explanatory paragraph in the report of its independent registered public accounting firm. The Company is considering all possible avenues to develop its business model. The Company believes that by being a public company this should increase its image and credibility in the marketplace and provide possible sources of funding for its business.

The Company’s management has been working at implementing the Company’s core business strategy, including, but not limited to, and business development in anticipation of its progressing operations and the development of its business model. The Company’s operations are more than “nominal” and that it does not fall within the class of companies for which the Commission was aiming to prevent as referenced in Release Footnote 32.

Dilution

The price of the current offering is priced at $.20 per share. This price is significantly higher than the price paid by the Company’s officers and directors and early investors.

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, if 25%, 50%, 75% and 100% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of February 13, 2024. Totals may vary due to rounding.

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AS OF February 13, 2024

Offering Price	$0.20	$0.20	$0.20	$0.20
Net tangible book value at February 13, 2024	$(0.36)	$(0.36)	$(0.36)	$(0.36)
Net tangible book value after giving effects to offering	$(0.04)	$(0.02)	$(0.02)	$(0.01)
Increase in net tangible book value per share	$0.31	$0.33	$0.34	$0.34
Per share dilution to new investors	$(0.24)	$(0.22)	$(0.22)	$(0.21)
Percent dilution to new investors	-122.2%	-111.8%	-108.1%	-106.1%

Notes: [1] the Offering Price represents the pricing of the shares at $.20.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock through this circular is fixed and has been determined, in part, by the price of the publicly traded shares of the Company. It is the opinion of the Company that the price of the shares does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business.

The following is a summary of the high and low closing bid prices of our Common Stock for the periods indicated, as reported by the OTC Markets Group, Inc. The quotations reflect inter-dealer prices, without retail mark-up, mark- down or commissions and may not necessarily represent actual transactions. On October21, 2024, the closing bid price on the OTC Markets for our Common Stock was $0.058.

	Closing Bid Price Per Share
	High	Low
Year ended December 31, 2023 First Quarter	$0.75	$0.41
Second Quarter	$0.57	$0.45
Third Quarter	$0.51	$0.26
Year ended December 31, 2022 First Quarter	$2.50	$2.00
Second Quarter	$0.85	$0.42
Third Quarter	$2.75	$2.20
Fourth Quarter	$1.99	$1.78
Year ended December 31, 2021 First Quarter	$1.20	$0.83
Second Quarter	$5.90	$2.80
Third Quarter	$2.89	$1.61
Fourth Quarter	$8.75	$1.51

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PLAN OF DISTRIBUTION

Our common stock offered through this offering is being made by the Company through a direct offering. Our Common Stock may be sold or distributed from time to time by the Company utilizing general solicitation through the internet, social media, and any other means of widespread communication. The sale of our common stock offered by us through this offering may be effected by one or more of the following methods: internet, social media, and any other means of widespread communication including but not limited to crowdfunding sites, ordinary brokers’ transactions;· transactions involving cross or block trades; through brokers, dealers, or underwriters who may act solely as agents; in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;· in privately negotiated transactions; or· any combination of the foregoing.

Our offering will terminate upon the earliest of (i) such time as all the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this amended offering circular unless extended by our Board of Directors for an additional 365 days. We may however, at any time and for any reason terminate the offering. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, our officers and directors will not register as a broker- dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. The Officers of the Company are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. the Officers will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. The Officers will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive the proceeds from the sale of up to 100,000,000 shares being offered less fees and expenses due to accountants, auditors and attorneys, as well as any fees due to regulators, data providers, PR news services, the transfer agent or OTC Markets. The Company’s shares will be sold to purchasers by the Officers of the Company. All shares sold under this offering circular will be sold at $.20 per share.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $100,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must complete all forms including an Anti-Money Laundering questionnaire provided. All documentation will be maintained by the Company. An investor may be required to follow the third-party procedures in order to successfully subscribe to this offering. In addition, an investor will be required to follow any and all third-party procedures established by the transfer agent and any broker-dealer in order to deposit and trade shares on the exchange.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest but with a $100 deduction for processing fees. Subscriptions for securities will be accepted or rejected with letter by mail, or by email with a delivery and read receipt within 48 hours after we receive them.

Investment Limitations

Our common stock is quoted on the OTC Pink tier of the electronic over-the-counter marketplace operated by OTC Markets Group, Inc. under the trading symbol “LNTO.” On October 22, 2024, the last reported sales price for our common stock was $0.058 per share.

Generally, in the case of trading on the over-the-counter markets, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 1, Regulation A offering, there are no limitations on whether you can invest, or how much you can invest.

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Blue Sky Law Considerations

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even though the shares of the Company are available for trading on the OTC Market, investors should consider any secondary market for our securities to be a limited one.

Tier 1, Regulation offerings are not exempt from registration on a state-by-state basis.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: a minimum number of 10,000 shares for a subscription price of $2,000 must be sold in order for the offering to proceed. The offering price per share is $0.20. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50%, and 25% of the securities offered for sale by the Company based on a net price of $.20. There is no assurance that we will raise the full $20,000,000 as anticipated.

If 100,000,000 shares (100%) sold

Cost	Amount
Strategic Acquisition Costs	$10,000,000.00
Capital Acquisition Costs	$2,500,000.00
Salaries/Benefits	$2,500,000.00
Legal/Accounting/Risk/Compliance/Insurance	$1,500,000.00
Public Relations	$2,000,000.00
Office/General Expenses	$250,000.00
Marketing/Advertising/Content Creation	$500,000.00
Software Development/IP/Technology Development	$750,000.00
Total	$20,000,000.00

If 75,000,000 shares (75%) sold

Cost	Amount
Strategic Acquisition Costs	$7,500,000.00
Capital Acquisition Costs	$1,875,000.00
Salaries/Benefits	$1,875,000.00
Legal/Accounting/Risk/Compliance/Insurance	$1,125,000.00
Public Relations	$1,500,000.00
Office/General Expenses	$187,500.00
Marketing/Advertising/Content Creation	$375,000.00
Software Development/IP/Technology Development	$562,500.00
Total	$15,000,000.00

If 50,000,000 shares (50%) sold

Cost	Amount
Strategic Acquisition Costs	$5,000,000.00
Capital Acquisition Costs	$1,250,000.00
Salaries/Benefits	$1,250,000.00
Legal/Accounting/Risk/Compliance/Insurance	$750,000.00
Public Relations	$1,000,000.00
Office/General Expenses	$125,000.00
Marketing/Advertising/Content Creation	$250,000.00
Software Development/IP/Technology Development	$375,000.00
Total	$10,000,000.00

If 25,000,000 shares (25%) sold

Cost	Amount
Strategic Acquisition Costs	$2,500,000.00
Capital Acquisition Costs	$625,000.00
Salaries/Benefits	$625,000.00
Legal/Accounting/Risk/Compliance/Insurance	$375,000.00
Public Relations	$500,000.00
Office/General Expenses	$62,500.00
Marketing/Advertising/Content Creation	$125,000.00
Software Development/IP/Technology Development	$187,500.00
Total	$5,000,000.00

Notes: All totals reflect the price of $.20 based on the price of shares in the offering. In addition, as stated, the Company, its management and Board of Directors may choose to allocate up to $2,100,000 to the retirement of all or part of existing convertible debt.

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Item 7: Description of Business Our Company

Vision

With a focus on sustainable energy, Lelantos Holdings has the vision of being at the forefront of innovation in a dynamic industry as well as providing solutions that overcome the traditional obstacles within the sector, including:

●	Finance Barriers
●	Bifurcated Providers
●	Complete Logistics Issues
●	Incomplete Solutions Under One House

The Company’s overall vision has been collectively developed by a seasoned management team over the past decade to culminate its current operations; however, the Company is still an “early-stage company” and there are inherent risks (detailed in subsequent sections) with investing into the Company. Moreover, although our team is currently working on making our vision a reality on a daily basis, as an early-stage company, with a limited track record we cannot guarantee success or that we will achieve our goals. As stated above, investment into Lelantos through this offering has inherent risk and investors are not guaranteed a return on their investment or performance of their stock, nor is the ability of the company to perform guaranteed.

Mission

Our mission is to operate under a forward-thinking business structure to provide comprehensive offerings within the sectors we operate in at the lowest cost possible. To accomplish this we have actively sought out partnerships with entities and providers that allow the company to operate as a “vertically integrated” entity.

Current Material Operations

To expedite the company’s growth, company leadership has sought assets and partnerships with other companies to build its infrastructure, rather than building these from the ground up. To date, the company has acquired a fleet of semi-trucks to generate revenue through a lease-to-own program and has acquired two companies as subsidiaries within the renewable energy space to expand its footprint and operations within the market.

●	Trucking
Lelantos entered into an asset purchase agreement in March 2023 to acquire a fleet of 15 semi-trucks. The trucks were to be managed by a third party and generate revenue for the company through a lease-to-own program. After successful operations for approximately 3 months that generated revenue for Lelantos Holdings. The management of the trucking division is currently in transition and Lelantos Holdings is evaluating the following options for these assets:

1.	Hire new management and resume operations of the lease-to-own program.
2.	Repurpose the assets for other business activities, including logistics for renewable energy projects.
3.	Sell the assets and use the proceeds to either purchase new assets or reinvest in other current material operations.

●	Lelantos Energy
In March 2023, Lelantos Holdings acquired Lelantos Energy as a wholly-owned subsidiary to solely focus on renewable energy projects. While the revenue the entity has generated has not been significant, it has been operating to develop the infrastructure needed to do so. Activities the company is currently involved in to generate revenue or assist with business activities include:

●	Establishing a pipeline of commercial solar projects - Lelantos Energy has coalesced a set of projects totaling more than 2 MW that are in various stages of development from proposal generation to permitting. These projects represent a potential opportunity for significant revenue generation through sales commissions earned.
●	Connecting Vendors and Lending Institutions - Over the past year Lelantos Energy has created relationships with several large vendors and lending institutions to establish an ecosystem that allows for commercial solar projects to be executed. Notable relationships include, but are not limited to:

○	Novitium Energy (financing/commercial project development)
○	Aveyo (commercial project developer)
○	Sunnova (financing)
○	Eco Smart (financing)
○	Sunstone (financing)
○	BayWa R.E. (equipment distribution)
○	Silfab (solar panel provider)
○	Hyperion (electric energy storage and solar panel provider)

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●	Eco Management Systems
On March 27,2024 Lelantos Holdings finalized the partial acquisition of Eco Management Systems (“Eco” or “Eco Management”), a full-service commercial and residential solar contractor (“EPC”) that is licensed in Arizona, California, Illinois, and Texas with its primary corporate headquarters located in Scottsdale, Arizona. Lelantos began this process by formally executing a memorandum of understanding with Eco on Feb. 13, 2024, and finalized the process by executing an Equity Acquisition Agreement on March 27, 2024.

Eco Management Sytems is an established and highly reputable full-service solar contractor (EPC) that has installed more than 4000 projects in multiple states since their entry into the residential and commercial solar industry approximately 12 years ago. The Lelantos Holdings Executive Team has been actively working with Eco over the past 14 months to develop projects and relationships and has successfully assisted Eco with bringing on new sales teams and increasing revenue opportunities. Currently, Eco has an active pipeline of more than 20 residential solar projects that are in various stages of development.

At the time of purchase Eco Management had a valuation of $6,000,000 and Lelantos Holdings had a share price of $.375. Per the terms of the Equity Acquisition Agreement, Lelantos Holdings purchased 50% of the equity in eco management for a combination of restricted common stock, and shares from the Lelantos Holdings Employee Stock Opportunity Program. Additional pertinent material terms of the agreement are listed below and the full agreement can be found in Exhibit D:

●	Eco Management will retain full operational control over their business and day-to-day operations other than the instances noted below.

○	Any “major” decision that will dramatically impact the operations of Eco will be discussed with Lelantos executive staff and agreed upon prior to execution. Such decisions include but are not limited to, new partnerships or joint ventures, strategic resources, onboarding new lending resources and sales groups, and adoption of new software or business tools and processes.

●	Eco Management will retain all revenue and profits generated from their business activities and have full control over the use of funds generated from their operations as well as bank accounts.
●	When appropriate and available, Eco may provide a dividend to Lelantos; however, Lelantos is not guaranteed any revenue or dividends from the operations of Eco Management Systems.

Anticipated Future Material Operations

Lelantos Holdings is in the process of further expanding it operations within the renewable energy sector. The activities listed below are currently under negotiation and are not guaranteed to become operational.

●	EV Charging Technology
Lelantos Energy (Lelantos) proposes to enter into a Joint Venture Partnership (JV) with GFG Power and 5th Wall Energy to promulgate the development as well as sales & distribution of a novel and unique EV Charging Technology. The proposed structure would create a new entity that would be mutually owned by the partnering companies with the outlook to be acquired by Lelantos Holdings. Under the current terms being proposed the IP from the new technology will be owned by Lelantos Holdings as well.

●	No-Credit-Check Power Purchase Agreement (PPA) Program
The most exciting program Lelantos is attempting to bring to the table is a groundbreaking No-Credit-Check Power Purchase Agreement (PPA) to offer the opportunity of solar to a much broader audience in the US market. The PPA provides a financing option through a non-recourse, secured line of credit in order to provide consumers a financing mechanism that takes into account their historical ability to pay their electric bills on time, rather than arcanely relying upon their FICO score alone.

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The Company is currently reliant on investment dollars and will need to raise additional capital to fund operations based on the current volume of business development. We can provide no assurance that the required additional capital will be available to us on favorable terms, or at all.

The company is currently an early-stage company with a limited track record and cannot guarantee the success of its initiatives, both current and future, nor can the company guarantee the performance of its stock or a return on investment. There are inherent risks (outlined above of investing in an early-stage company.

Lelantos Holdings at a Glance

Current Monthly Burn Rate for Operations: $60,000

Capital Structure

Market Cap: 21,608,259

Shares Outstanding: 68,859,971

Shares Floating: 504,862 [1]

Preferred A: 9,900,000 (Control Block)

Preferred B: 2,006,400 Founders / Directors / Advisors (50:1 Conversion Ratio)

Preferred C: 24,486 Seed Investments (50:1 Conversion Ratio)

[1] This information is believed to be correct as of the date of this Offering.

Government Incentives

Currently, the renewable energy sector is bolstered by significant Federal and State tax incentives, rebates, credits, and other subsidies that create incredibly favorable market conditions. These programs have a finite timeline as defined by their enabling legislation. These benefits are not guaranteed to be renewed and a change in administration could cause them to be rescinded. If the subsidies go away or are significantly reduced it could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

Competition

At this time, we have not completed a thorough competitive analysis. We intend to use part of the proceeds to conduct such analysis and structure our strategy accordingly.

Employees and Employment Agreements

Our officers have the flexibility to work on our business as required to execute the business plan and are prepared to devote more time to our operations as may be required.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our directors and officers.

Through the implementation of our business plan, we intend to hire independent consultants to assist in the development of both our strategic growth plan and our personal benefit plans.

Reports to Security Holders

Companies relying on Tier 1 do not have ongoing reporting obligations other than a final report on the status of the offering.

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Legal Proceedings

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition, or results of operations. We may become involved in material legal proceedings in the future.

Rule, Governing Law, and Venue

This Offering is being made in reliance upon Regulation A of the Securities Act. The Company is formed under the laws of the State of Florida. All of the management and business operations of the Company are located in the State of Arizona. The securities sold pursuant to this Offering are not exempt from state registration. Subscribers to this Offering should familiarize themselves with Federal and State securities laws prior to purchasing shares pursuant to this Offering.

Status as Non-Reporting Company

As Tier 1 issuer, we are not subjected to the periodic and current reporting requirements under Rule 257(b) of Regulation A. Additionally, at this time we do not intend to file an Exchange Act registration statement to become a reporting company under Section 12 of the Exchange Act and may be subject to further reduced public company reporting requirements, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Going Concern

There is a substantial doubt about our ability to continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Item 8: Description of Property

The main office, located at 610 S. Park Avenue, Tucson AZ, 85719 is on a month-to-month lease.

On March 22, 2023, Lelantos Holdings executed a formal asset purchase agreement to acquire 15 semi-trucks that are operational in an owner/operator lease model. The Semi-Trucks are valued at approximately $1.35 million.

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Item 9: Management’s Discussion and Analysis of Financial Condition and Results of Operation

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this offering circular. Some of the information contained in this discussion and analysis or set forth elsewhere in this offering circular, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that reflect our current views with respect to future events and financial performance, which involve risks and uncertainties. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this offering circular. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions. You should review the “Risk Factors” section of this offering circular for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

Overview

Results of Operations for the Three and Six Months Ended December 31, 2023, and 2022

Revenues. To date we have been highly reliant on investment through a variety of mechanisms for our operating capital. For the three months ended December 31, 2023, as well as the months ended December 31, 2022, we generated zero “revenues.” Comparing the six months ended December 31, 2023, to December 31, 2022, total revenue saw a nominal increase with a revenue for the six months ended December 31, 2023, of $12,414 compared to $0 for the six months ended December 31, 2021. As stated elsewhere in this offering, while we continue to build our business infrastructure and pipeline, we are highly reliant on investment capital and revenues are not yet sufficient to cover ongoing operating expenses. However, through the recent acquisition of Eco Management Systems, we anticipate an increase in gross revenues by the end of of quarter 2, 2024.

Gross Profit. As indicated in the chart(s) below and in the narrative above, during the fiscal year ended December 31, 2023, and the fiscal year ended December 31, 2022, we generated very little revenue and had ongoing operating expenses. Because of this, we had a net operating loss and negative profits associated with the net operating loss.

	For the Three Months Ended Dec. 31,2022	For the Three Months Ended Dec. 31, 2023	For the Six Months Ended Dec. 31, 2022	For the Six Months Ended Dec. 31, 2023
Gross Revenue	$0	$0	$0	$12,414
Net Profit (Loss)	$-10,374	$-148,645	$-17,063	$-202,709

Selling, General, and Administrative Expenses. Selling, general, and administrative expenses (“SG&A expenses”) for the three months ended December 31, 2023, were $130,924, an increase of $120,550 compared to the three months ended December 31, 2022. For the three months ended December 31, 2023, the SG&A expenses saw an increase in all categories, including staffing, overhead, accounting/legal, and commissions. In Comparing the six months ended December 31, 2023, to December 31, 2022, SG&A expenses were $212,734 compared to $17,063, an increase of $195,653. The main cause of the increase SG&A expenses in 2023 as compared to 2022 was due to the general expansion of business activities and costs associated with the growth of the company.

	For the Three Months Ended Dec. 31, 2022	For the Three Months Ended Dec. 31, 2023	For the Six Months Ended Dec. 31, 2022	For the Six Months Ended Dec. 31, 2023
Stafffing	$10,374	$59,637	$17,603	$93,489
Overhead	$0	$53,963	$0	$98,1577
Accounting/Legal	$0	$12,793	$0	$16,557
Commissions	$0	$4,531	$0	$4,531
Goodwill Impairment	$0		$0	$0
Non-Stock Compensation	$0		$0	$0
	$10,374	$130,924	$17,603	$212,734

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Interest Expense. Interest expenses for the three months ended December 31, 2023, were $46,854 compared to $0 for the three months ended December 31, 2023. The increase is a reflection of the addition of financing through convertible debt notes in the 2023 period versus the prior period ending December 31, 2022. Interest expenses for the six months ended December 31, 2023, were $88,470 compared to $0 for the six months ended December 31, 2023. The increase is a reflection of the addition of financing through convertible debt notes in the 2023 period versus the prior period ending December 31, 2022.

Net Loss. We incurred a net loss of $263,677 for the three months ended December 31, 2023, compared to a net loss of $10,734 for the three months ended December 31, 2022. The primary reason for the increase in net loss is due to an increase in interest expense from the addition of financing through convertible notes as well as the substantial increase in overall operating costs, including SG&A expenses. The company incurred a net loss of $212,734 for the six months ended December 31, 2023, compared to a net loss of $17,063 for the six months ended December 31, 2022. The primary reason for the increase in net loss is due to an increase in interest expense from the addition of financing through convertible notes as well as the substantial increase in overall operating costs, including SG&A expenses. As the Company continues to grow and develop, Management will remain committed to operating efficiently and maintain the key objective of keeping operating costs as low as possible.

	For the Three Months Ended Dec. 31, 2022	For the Three Months Ended Dec. 31, 2023	For the Six Months Ended Dec. 31, 2022	For the Six Months Ended Dec. 31, 2023
Interest Expense	$0	$46,854	$0	$88,470
Net Loss	$-10,374	-263,677	$-17,063	$-457,853

Results of Operations for the Fiscal Years ended December 31, 2023, and 2022

Revenues To date we have been highly reliant on investment through a variety of mechanisms for our operating capital. For the fiscal year ended December 31, 2023, we generated $62,230 in gross revenue compared to zero “revenues” for the fiscal year ended December 31, 2022. The gross revenue increase of $62,230 in the fiscal year ended December 31, 2023, compared to the fiscal year ended December 31, 2022, was primarily due to revenues generated by operations associated with our semi-truck assets. As stated elsewhere in this offering, while we continue to build our business infrastructure and pipeline, we are highly reliant on investment capital and revenues are not yet sufficient to cover ongoing operating expenses. However, through the recent acquisition of Eco Management Systems, we anticipate an increase in gross revenues by the end of of quarter 2, 2024..

Gross Profit. As indicated in the chart(s) below and in the narrative above, during the fiscal year ended December 31, 2023, and the fiscal year ended December 31, 2022, we generated very little revenue and had ongoing operating expenses. Because of this, we had a net operating loss and negative profits associated with the net operating loss.

	For the Fiscal Year Ended December 31, 2022	For the Fiscal Year Ended December 31, 2022
Gross Revenue	$0	$62,230
Net Profit (Loss)	$-34,801	$-747,748

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Selling, General, and Administrative Expenses. Selling, General, and Administrative expenses for the year fiscal ended December 31, 2023 were $351,335, an increase of $316,534 compared to the fiscal year ended December 31, 2022. For the year ended December 31, 2023, the components of the change in Selling, General, and Administrative expenses were due to the general expansion of business activities and costs associated with the growth of the company.

	For the Fiscal Year Ended December 31, 2022	For the Fiscal Year Ended December 31, 2023
Stafffing	$34,801	$160,950
Overhead	$0	$156,057
Accounting/Legal	$0	$29,696
Commissions	$0	$4,631
Goodwill Impairment	$0	$0
Non-Stock Compensation	$0	$0
	$34,801	$351,335

Net Loss. We incurred a net loss of -$747,748, for the year ended December 31, 2023, compared to a net loss of -$34,801 for the year ended December 31, 2022. The primary reason for the increase in net loss is due to an increase in interest expense from the addition of financing through convertible notes as well as the substantial increase in overall operating costs, including SG&A expenses. As the Company continues to grow and develop, Management will remain committed to operating efficiently and maintain the key objective of keeping operating costs as low as possible. We will continue to invest in further expanding our operations and a comprehensive marketing campaign with the goal of accelerating the education of potential clients and promoting our name and our products. Given the fact that most of the operating expenses are fixed or have quasi-fixed character, management expects them to significantly decrease as a percentage of revenues as revenues increase.

	For the Fiscal Year Ended December 31, 2022	For the Fiscal Year Ended December 31, 2023
Interest Expense	$0	$254,111
Net Loss	$-34,801	$-747,748

Liquidity and Capital Resources

For the fiscal year ending December 31, 2023, we had a cash balance of $3,259 and assets valued at a total of $1,162,268, compared to a cash balance of $0 and zero (0) assets at December 31, 2022. During the fiscal year ended December 31, 2023, we operated at a total net loss of 747,748, compared to a net loss of $34,801 in the fiscal year ended December 31, 2022. The Company’s existing and available capital resources are not expected to be sufficient to satisfy our funding requirements through one year from the date of this filing in the absence of share issuances or other sources of financing.

We have not been able to generate sufficient cash from operating activities to fund our ongoing operations. Since our inception, we have raised capital through private sales of preferred stock, common stock, and debt securities.

We will be required to raise additional funds through public or private financing, additional collaborative relationships or other arrangements until we are able to raise revenues to a point of positive cash flow. We are evaluating various options to further reduce our cash requirements to operate at a reduced rate, as well as options to raise additional funds, including obtaining loans and selling common stock. There is no guarantee that we will be able to generate enough revenue and/or raise capital to support its operations.

Based on the above factors, substantial doubt exists about our ability to continue as a going concern for one year from the issuance of these financial statements.

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The issuance of additional securities may result in a significant dilution in the equity interests of our current stockholders. Obtaining loans, assuming these loans would be available, will increase our liabilities and future cash commitments. There is no assurance that we will be able to obtain further funds required for our continued operations or that additional financing will be available for use when needed or, if available, that it can be obtained on commercially reasonable terms.

The effect of existing or probable government regulations on our business is not known at this time. Due to the nature of our business, it is anticipated that there may be increasing government regulation that may cause us to have to take serious corrective actions or make changes to the business plan.

Plan of Operation

The Company has established the following project milestones for potential business:

1. Qualification of its filing through the six-month mark: $325,000 - $475,000

Business infrastructure and customer pipeline development. Marketing and advertising to accelerate business development.

2. Six to Twelve months: $945,000 - $1,239,000

Complete hiring for managerial and administrative positions. Continued business development expansion. Potential expansion into additional renewable energy sectors such as electric vehicle charging hardware.

3. Twelve to Eighteen months: $2,478,000.00 - $3,717,000

Additional expansion capital, further hirings, marketing activities, IP development.

4. Eighteen to Twenty-Four months: $3,097,500 - $4,646,250

Potentially complete IP development costs and/or potential acquisition costs.

These are estimates and approximations and there is no assurance the Company will be able to hit these exact numbers. There may be some fluctuation due to multiple market pressures, competition within the space, and the varying regulatory environment in various states.

The Company has established a minimum annual operating budget of $1,675,000.

Trends and Key Factors Affecting Our Performance

We plan to invest significant resources to accomplish our goals, and we anticipate that our operating expenses will continue to increase for the foreseeable future, particularly employee costs, marketing costs, installation costs, distribution costs, maintenance costs, and overhead. These investments are intended to contribute to our long-term growth; however, they may affect our short-term profitability.

The Company is currently reliant on investment dollars and will need to raise additional capital to fund operations based on the current volume of business development. We can provide no assurance that the required additional capital will be available to us on favorable terms, or at all.

The company is currently an early-stage company with a limited track record and cannot guarantee the success of its initiatives, both current and future, nor can the company guarantee the performance of its stock or a return on investment. There are inherent risks (outlined below) of investing in an early-stage company.

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Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. We have identified below the critical accounting policies which are assumptions made by management about matters that are highly uncertain and that are of critical importance and have a material impact on our financial statements. Management believes that the critical accounting policies and estimates discussed below involve the most complex management judgments due to the sensitivity of the methods and assumptions necessary in determining the related asset, liability, revenue, and expense amounts. Specific risks associated with these critical accounting policies are discussed throughout this MD&A, where such policies have a material effect on reported and expected financial results.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates are based on historical experience, management expectations for future performance, and other assumptions as appropriate. We re-evaluate estimates on an ongoing basis; therefore, actual results may vary from those estimates.

Item 10: Directors, Executive Officers and Significant Employees

The table below sets forth our directors and executive officers of as of the date of this Offering Circular.

Name (1)	Position	Age	Term of Office Hours/Week
Nathan Puente.	Chief Executive Officer and Director	38	40
Joshua Weaver	Chief Operating Officer and Director	41	40
Sean Land	President of Business Development and Director	34	40

(1)All addresses shall be c/o the company

Nathan Puente, President & Chief Executive Officer

Nathan Puente is an experienced and dedicated executive-level officer who has owned and led multiple companies over the past 15 years. Ranging from award-winning software development and marketing agencies to large-scale agricultural operations, as well as vertically integrated industrial hemp and cannabis enterprises with nationwide footprints, his oversight and effective business strategy has led to success across multiple industry segments.

Capitalizing on this success, Mr. Puente has been the key figure in coalescing multiple companies and talent under “one roof” through Lelantos Holdings and taking that entity public on the OTC Market. Currently trading under the symbol LNTO, Lelantos Holdings has a strategic focus on renewable energy - one of the most dynamic and fastest-growing market verticals in the world. Over the past two years, through Nathan’s leadership, Lelantos Holdings has created a wholly-owned subsidiary, Lelantos Energy, and has acquired a turn-key EPC (solar contractor) licensed in four states (Eco-Management Systems). The two entities have combined forces to proliferate and scale the sales and installation of residential and commercial solar in as many markets as possible..

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Joshua Weaver, Vice President & Chief Operating Officer

Joshua has more than 13 years of executive-level agency experience where he has been responsible for management, oversight, directing operations, providing data-driven insights, and ensuring all aspects of large-scale projects and business activities function effectively and efficiently. Spanning from directing marketing, branding, and public relations efforts for the $196-million-dollar Sun Link Tucson Streetcar project to co-founding and running an award-winning design and marketing agency, his experience of managing complicated processes, directing employees and all day-to-day operations, and strategically planing advanced initiatives have allowed him to transition perfectly into his role as Chief Operating Officer for Lelantos Energy and Lelantos Holdings.

Beyond this, Mr. Weaver played a pivotal role in assisting Lelantos Holdings go public, developing its organizational protocols, expanding its vision and operational footprint, as well as coordinating the establishment of its Energy Division.

Sean Land, President of Business Development

Sean Land has been a key figure in the Residential, Commercial, and Industrial Solar space for the past 3-years. As a keen business development and relationship management expert Sean helped SIRC, a publicly traded entity, vastly expand their national business network and drove a tremendous volume of growth for the company. In just a few short years, Sean was able to accomplish the following:

●	Built 300-plus residential dealer network for SIRC
●	Sourced and managed a residential installation network in 42 states (the largest of any
●	publicly traded company in the solar space. This network also extends to commercial.)
●	Sourced lending for $300mm in commercial projects in 2021

Sean’s network of relationships also allowed him to develop and implement exclusive financing programs with the country’s top lenders (Good Leap, Service Finance, Dividend, and Sunnova) and develop an evergreen pipeline of thousands of leads for residential and solar projects. Additionally, Sean has been featured as a keynote speaker at several large-scale conventions, including the largest roofing conference in the nation, Win the Storm.

His skill and expertise as well as his relationships and a constant pipeline of clients for solar installations made Sean a perfect candidate to become Lelantos’ Vice President and Director of Business Development.

Director Qualifications

We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us. Each director must represent the interests of all stockholders. When considering potential director candidates, the Board also considers the candidate’s character, judgment, diversity, age, and skills, including financial literacy and experience in the context of our needs and the needs of the Board.

Employment Agreements

We currently do not have any employment agreements with any of our directors or executive officers.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

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Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

■

Any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

■	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

■

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

■

Being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

■

Being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

■

Being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have not adopted a Code of Ethics, but we expect to adopt a Code of Ethics in fiscal 2024 and will post such code to our website.

Term of Office

Our directors are appointed to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our Bylaws. Our officers are appointed by the Board and hold office until removed by the Board, absent an employment agreement.

Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since we are in the earlier stages of operations. We have three directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

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Corporate Governance

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of three individuals, one of them being our executive officer and another one of them being our operations officer with the other as President of business as directors. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our officers and directors and the oversight of the accounting functions.

The Company has not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently have one independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Item 11: Compensation of Directors and Executive Officers

Capacities in which Compensation was Paid

For the Fiscal Year ended December 31, 2023

Name and Principal Position	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentives	Differential Compensation	Other Compensation	Total
Nathan Puente - CEO	$66,735	-	-	-	-	-	-	$66,735
Sean Land - President of Business Development	-	-	-	-	-	-	-	-
Joshua Weaver - COO	$68,305	-	-	-	-	-	-	$68,305
	$135,040							$135,040

Retirement Benefits

We do not currently provide our named executive officers with supplemental or other retirement benefits.

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Item 12: Security Ownership of Management and Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership of our common stock as of December 31, 2023, and as adjusted to reflect the sale of shares of our common stock offered by this Offering Circular, by:

●	Each of our Directors and the named Executive Officers;
●	All our Directors and Executive Officers as a group; and
●	Each person or group of affiliated persons known by us to be the beneficial owner of more than 10% of our outstanding shares of Common Stock
●	All other shareholders as a group

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of December 31, 2023 by (1) each stockholder who is known by us to beneficially own more than 5% of our common stock, (2) each of our directors, (3) each of our executive officers named in the Summary Compensation Table above, and (4) all of our directors and executive officers as a group.

Name of All Officers, Directors, and Control Persons	Address	Title	Class of Ownership	Amount of Beneficial Ownership	Percentage of Ownership
Serpe Captial	6900 E. Camelback Rd. Ste 604, Scottsdale AZ, 85251	5% + Owner	Common	5,153,707	7.48%
Nathan Puente	3690 W. El Moraga Place, Tucson AZ, 85745	Officer/ Director/ 5%+ Owner	Preferred A	9,900,000	99%
Nathan Puente	3690 W. El Moraga Place, Tucson AZ, 85745	Officer/ Director/ 5%+ Owner	Preferred B	500,000	24.92%
Joshua Weaver	3225 E. Silverlake Tucson AZ, 85713	Officer/ Director/ 5%+ Owner	Preferred B	500,000	24.92%
Sean Land	11514 E. Bronco Trail Scottsdale AZ, 85745	Director/ 5%+ Owner	Preferred B	200,000	9.97%
Henry Puente	3690 W. El Moraga Place, Tucson AZ, 85745	5%+ Owner	Preferred B	200,000	9.97%
Steffan Dalsgaard	12656 Southenr Highlands Pkwy	5%+ Owner	Preferred B	200,000	9.97%
Tom Zarro	1100 Boletus Drive Henderson, NV, 89011	5%+ Owner	Preferred C	10,000	6.67%

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Equity Compensation Plan Information

Employee Stock Ownership Plan (hereinafter, the “ESOP,” or the “Plan”).

The Plan currently has 60,000,000 shares of the Common Stock reserved but unallocated. Pursuant to the Internal Revenue Code(s) 4975(e)(7), 401 and 409 et. seq. the Plan may control the majority of voting shares of the Company and may vote the shares pursuant to the terms of the Plan. A copy of the Plan is provided as Exhibit A.

Item 13: Interest of Management and Others in Certain Transactions Related Party Transactions

The Company’s officers and directors own a significant percentage of the issued and outstanding controlling shares of the Company. Consequently, they control the operations of the Company and will have the ability to control all matters submitted to stockholders for approval, including, but not limited to:

■	Election of the Board of Directors
■	Removal of any Directors
■	Amendments to the Company’s Articles of Incorporation or bylaws;
■	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Thus, our officers and directors will have control over the Company’s management and affairs. Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer for the Common Stock.

Related Party Transactions

During the past two fiscal years, there have been no transactions, whether directly or indirectly, between us and any of our respective officers, directors, beneficial owners of more than 5% of our outstanding Common Stock or their family members, that exceeded the lesser of $120,000 or 1% of the average of our total assets at year-end for the past completed fiscal year.

Item 14: Securities Being Offered

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

No Preferred Stock is being sold in this offering; however, our Articles of Incorporation authorized the issuance of up to 500,000,000 shares of Common Stock and 12,650,000 shares of preferred stock, with a par value of $0.00001 per share. If fully converted the current authorized amount of Preferred Stock would have the following values:

●	Preferred A (10,000,000 shares outstanding/10:1 conversion) = 100,000,000 common shares
●	Preferred B (2,500,000 shares outstanding/50:1 conversion) = 125,000,000 common shares
●	Preferred C (150,000 shares outstanding/50:1 conversion) = 7,500,000 common shares

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As of October 22, 2024, we had 68,859,971 shares of Common Stock, 9,900,000 of Preferred A (10:1 conversion ratio and which have voting control over the entity); 2,006,400 (50:1 Conversion Ratio) of Preferred B; 24,486 (50:1 Conversion Ratio) of Preferred C outstanding.

Each share of Preferred stock shall be convertible at the option of the holders thereof, and without the payment of additional consideration into shares of our common stock at a conversion rate specified above and subject to adjustment as set forth in the Certificate of Designation. The Conversion Rate is subject to pro-rata downward adjustment based on the number of shares of common stock (or common stock equivalents) issued in the future by us for the acquisition of Acquired Material Businesses within the meaning of the Agreement. The Conversion Rate is also subject to adjustment for stock splits, reverse splits, share dividends, and similar corporate actions. Shares of Preferred stock shall, with respect to rights on liquidation, winding up and dissolution, rank pari passu to our common stock, par value $0.00001 per share, and any other classes of capital stock. Each share of Preferred Stock shall vote on an as-converted basis with the common stock or other equity securities, resulting in a number of votes per one share of Preferred Stock multiplied by the conversion value.

The Company is currently reliant on investment dollars and will need to raise additional capital to fund operations based on the current volume of business development. We can provide no assurance that the required additional capital will be available to us on favorable terms, or at all.

The company is currently an early-stage company with a limited track record and cannot guarantee the success of its initiatives, both current and future, nor can the company guarantee the performance of its stock or a return on investment. There are inherent risks (outlined above) of investing in an early-stage company.

Options and Warrants

None.

Convertible Promissory Notes

The Company currently has four promissory notes outstanding with principal and interest totaling $2,170,785. The Company has reserved shares in the Treasury in the event that these notes convert into common stock. Each note carries a varying level of interest of which, if unpaid, could result in additional issuances of shares. Please see table the below for a description of the debt outstanding and specific notes regarding each contract. Each contract is contained within Exhibit B.

Date of Note Issuance	Outstanding Balance ($)	Principal Amount at Issuance ($)	Interest Accrued ($)	Maturity Date	Notes	Name of Noteholder. *You must disclose the control person(s) for any entities listed.	Reason for Issuance (e.g. Loan, Services, etc.)
11/7/2022	$58,579	$50,000	$8,579	5/7/2023	NOTE 2	SJL Services, LLC – Suzanne Leigh	Loan
11/9/2022	$58,538	$50,000	$8,538	5/7/2023	NOTE - 3	Mark Gaalass	Loan
3/22/2023	$1,433,542	$1,363,540	$83,745	3/22/2024	NOTE 4	TK Zarro Holdings, LLC – Tom Zarro	Asset purchase
5/14/2021	$620,126	$500,000	$120,126	1/1/2026	NOTE 1	Golden Triangle Ventures, Inc. – Steffan Dalsgaard	Loan

NOTE 1: On May 14, 2021, The Company entered into a Senior Secured Convertible Promissory Note with Golden Triangle Ventures, Inc. (or “GTV”) which is a publicly-traded company listed on the OTC Markets under the stock symbol GTVH. As of December 31, 2023, there is $500,000 and $120,126 of principal and interest, respectively, due on the note. Please see Exhibit B for the executed contract.

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NOTE 2: On November 7, 2022, the Company issued a convertible promissory note for $50,000, to SJL Services, LLC. The note bears interest at 15% and matures May 7, 2023.As of December 31, 2023, there is $50,000 and $8,579 of principal and interest, respectively, due on the note. Please see Exhibit B for the executed contract.

NOTE 3: On November 9, 2022, the Company issued a convertible promissory note for $50,000, to Mark Gaalass. The note bears interest at 15% and matures May 7, 2023. As of December 31, 2023, there is $50,000 and $8,538 of principal and interest, respectively, due on the note. Please see Exhibit B for the executed contract.

NOTE 4: On March 23,2023 the Company executed an Asset Purchase Agreement and acquired fifteen (15) Semi-Trucks in exchange for a convertible note payable for $1,363,540. Pursuant to the terms of the Asset Purchase Agreement, dated March 23, 2023, the Company issued a convertible promissory note for $1,363,540, to TK Zarro Holdings, Inc. As of December 31, 2023, there is $1,363,540 and $83,745 of principal and interest, respectively, due on the note. Please see Exhibit B for the executed contract.

Legal Matters

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

Any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities

Being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or activities;

Being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

Being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

The validity of the securities offered by this Offering Circular has been passed upon for us by Morris Legal Corp.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the Common Stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the Commission, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is www.sec.gov.

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Item 15. Unaudited Financial Statements (Consolidated)

The appropriate financial statements set forth below of the issuer, or the issuer and its predecessors or any businesses to which the issuer is a successor must be filed as part of the offering statement and included in the offering circular that is distributed to investors.

Basis of presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). These financial statements and the notes attached hereto should be read in conjunction with the financial statements for the year ended December 31, 2022 as well as the financial statements for the year ended December 31, 2022 which have been included in the chart as a comparison.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Principles of Consolidation

The accompanying unaudited consolidated financial statements include the accounts of the Company, its wholly-owned subsidiary, Lelantos Energy, LLC., and it’s partially owned subsidiary, Eco Managment Sytems. All intercompany balances and transactions have been eliminated on consolidation.

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CONSOLIDATED LELANTOS HOLDINGS INC. BALANCE SHEETS

FOR THE SIX MONTHS ENDED JUNE 30, 2024, FY 2023 AND FY 2022
(Unaudited)

	June 30	December 31,	December 31,
	2024	2023	2022
ASSETS

Current Assets:
Cash	$1,855	$3,259	$-
Prepaid Expenses	$15,338	$-	$-
Accounts Receivable	$-	$-	$-
Total Current Assets	$17,193	$3,259	$-

Vehicles, net of accumulated depreciation of $ 340,886	$1,022,654	$1,159,008	$-

Total Assets	$1,039,847	$1,162,267	$-

LIABILITIES & STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable	$25,933	$9,094	$10,094
Accrued Interest	$324,175	$226,119	$-
Loan payable – related party	$131,508	$88,780	$25,207
Convertible Notes Payable	$1,993,797	$2,164,797	$-
Total Liabilities	$2,475,413	$2,488,790	$35,301

Shareholders’ Deficit:
Series A Preferred stock, $0.01 par value, 10,000,000 shares authorized; 9,900,000 shares issued and outstanding	$99,000	$99,000	$99,000
Common stock $0.001 par value, 500,000,000 shares authorized; 68,859,971 shares issued and outstanding	$68,860	$3,702	$3,551
Additional paid-in capital	$59,983,287	$40,663,445	$41,212,942
Accumulated deficit	$(61,586,713)	$(42,092,670)	$(41,350,794)
Total Stockholders’ Deficit	$(1,435,566)	$(1,326,523)	$(35,301)
Total Liabilities and Stockholders’ Deficit	$1,039,847	$1,162,267	$-

The accompanying notes are an integral part of these unaudited financial statements.

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CONSOLIDATED LELANTOS HOLDINGS INC. STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2024, FY 2023 AND FY 2022
(Unaudited)

	For the Six Months Ended June 30	For the Years Ended December 31,
	2024	2023	2022
Revenue	$159,739	$64,712	$-

Operating Expenses

Cost of Goods Sold	$149,835	$-	$-
Contract Labor	$83,019	$166,450	$-
General and administrative	$304,757	$387,474	$34,801
Total operating expenses	$537,611	$553,924	$34,801

Loss from operations	$(377,872)	$(489,212)	$(34,801)
Other Expense:
ESOP Contributions	$19,098,000
Interest Expense	$118,208	$252,664	$-
Total Other Expense	$19,216,208	$252,664	$-

Net Loss	$(19,594,079)	$(741,876)	$(34,801)

Net loss per share	$(0.28)	$(0.20)	$(0.01)
Weighted average shares outstanding, basic and diluted	68,859,971	3,702,418	3,551,489

The accompanying notes are an integral part of these unaudited financial statements.

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CONSOLIDATED LELANTOS HOLDINGS, INC. STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2024, FY 2023 AND FY 2022
(Unaudited)

	For the Six Months Ended June 30,	For the Years Ended December 31,
	2024	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(19,594,079)	$(741,876)	$(34,801)
Adjustments to reconcile net loss to net cash used in operating activities:
Debt Discount Amortization	$-	$28,723	$-
Depreciation Expense	$136,354	$204,532	$-
ESOP Contribution Expense	$19,098,000	$-	$-
Changes in operating assets and liabilities:
Accounts Receivables	$-	$-	$-
Prepaid Expenses	$(15,338)	$-	$-
Accounts Payable	$16,839	$(1,000)	$10,094
Accrued Interest	$98,208	$223,941	$-
Net cash used in operating activities	$(260,017)	$(285,680)	$(24,707)

CASH FLOWS FROM INVESTING ACTIVITIES:	$100,038	$(1,363,540)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributed Capital	$-	$-	$-
Repayment of Convertible Notes Payable	$-	$-	$-
Proceeds from Convertible Notes Payable	$114,000	$1,585,699	$-
Proceeds from related party loan	$44,576	$66,780	$24,707
Net cash provided by financing activities	$158,576	$1,652,479	$24,707

Net change in cash	$(1,404)	$3,259	$-
Cash at beginning of period	$3,259	—	—
Cash at end of period	$1,855	—	—

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	—	—	—
Cash paid for taxes	—	—	—
SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITY:
Convertible Note Payable issued for Vehicles	—	$1,363,540	$-
Convertible Note Payable Converted to Common Stock	$285,000
Common Stock issued to ESOP	$19,098,000

The accompanying notes are an integral part of these unaudited financial statements.

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CONSOLIDATED LELANTOS HOLDINGS, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE SIX MONTHS ENDED JUNE 30, 2024, FY 2023 AND FY 2022
(Unaudited)

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2023	9,900,000	$99,000	3,702,418	$3,702	$40,663,446.00	$-42,092,670.00	$(1,326,522)
Consolidation Entry					$0.00	$102,036.00	$102,036
Contributed Capital	—	0	65,157,553	$65,158	$19,317,841.29	$0.00	$19,382,999
Net Loss					$0.00	$-19,594,079.34	$(19,594,079)
Balance, June 30, 2024	9,900,000	$99,000	68,859,971	$68,860	$59,981,287.29	$-61,584,713.34	$(1,435,566)

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2022	9,900,000	$99,000	3,552,418	$3,552	$41,212,941.00	$-41,350,793.60	$(35,301)
Consolidation Entry					$-569,452.00	$0.00	$(569,452)
Contributed Capital	—	—	-	$-	$5,106.00	$0.00	$5,106
Net Loss					$0.00	$-741,876.00	$(741,876)
Balance, June 30, 2023	9,900,000	$99,000	3,552,418	$3,552	$40,648,595.00	$-42,092,669.60	$(1,341,523)

The accompanying notes are an integral part of these unaudited financial statements.

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Item 15. Unaudited Financial Statements

NOTE 1 - DESCRIPTION OF BUSINESS AND HISTORY

Lelantos Holdings, Inc. (Formerly ProConcept Marketing Group, Inc.) (the “Company”) was incorporated in the State of Florida in 1988.

With a focus on sustainable energy, Lelantos Holdings has the vision of being at the forefront of innovation in a dynamic industry as well as providing solutions that overcome the traditional obstacles within the sector, including:

●	Finance Barriers
●	Bifurcated Providers
●	Complete Logistics Issues
●	Incomplete Solutions Under One House

On April 2, 2021, 9,900,000 shares of the Series A Preferred Stock were sold to Infinity Group Holdings LLC, an entity controlled by Betty Sytner.

On August 2, 2021, Infinity Group Holdings, LLC sold their 9,900,000 shares of Series A Preferred Stock to Nathan Puente, resulting in a change of control of the Company.

On November 14, 2022, Lelantos Holdings Inc., a Florida entity, filed the required articles of merger, merging Lelantos Holdings Incorporated, a Nevada corporation, into the Company with a requested effective date of November 22, 2022. Following a three-month delay due to a backlog of processing requests, the articles of merger have now been processed, and management announced the official merger on March 7, 2023.

On March 7, 2023, the Company expanded into the sustainable energy market through its acquisition of Lelantos Energy, LLC, which is a wholly owned subsidiary of Lelantos Holdings, Inc. Lelantos Energy currently provides vertically integrated renewable energy solutions from residential solar to utility-scale microgrid design.

On March 23, 2023, the Company executed an Asset Purchase Agreement and acquired fifteen Semi-Trucks which hold an approximate asset value of $1,363,540. These fifteen Semi-Trucks were acquired by Lelantos Holdings, Inc. and are operational in an owner/operator lease model that has generated income for the company.

NOTE 2 - SUMMARY OF SIGNIFICANT POLICIES

Basis of presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). These financial statements and the notes attached hereto should be read in conjunction with the financial statements for the year ended December 31, 2022 as well as the financial statements for the year ended December 31, 2022 which have been included in the chart as a comparison.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Principles of Consolidation

The accompanying unaudited consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Lelantos Energy, LLC. All intercompany balances and transactions have been eliminated on consolidation.

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NOTE 3 - GOING CONCERN

The accompanying unaudited financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has suffered recurring losses since its inception and has insufficient current operations to cover their recurring operating costs. The Company will continue to require financing from external sources to finance its operating and investing activities until sufficient positive cash flows from operations can be generated. There is no assurance that financing or profitability will be achieved, accordingly, there is substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

NOTE 4 - CONVERTIBLE NOTES PAYABLE

On May 14, 2021, The Company entered into a Senior Secured Convertible Promissory Note with Golden Triangle Ventures, Inc. (or “GTV”) which is a publicly-traded company listed on the OTC Markets under the stock symbol GTVH. This promissory note agreement was executed for $500,000.

The outstanding principal amount of this Note and any unpaid accrued interest shall, upon the mutual election of the Company and the Holder, convert in whole without any further action by the Holder into common stock at a conversion price equal to the cash price paid per share multiplied by 0.50. The note earns a simple interest rate of 8% per annum starting January 1, 2021. As of December 31, 2023, there is $500,000 and $120,126 of principal and interest, respectively, due on the note.

On November 7, 2022, the Company issued a convertible promissory note for $50,000, to SJL Services, LLC. The note bears interest at 15% and matures May 7, 2023. In addition, the Company is to issue 20,000 shares of common stock to SJL Services, LLC. In the event that the Company issues and sells shares of its common stock to investors while this Note remains outstanding in an equity financing with total proceeds to the Company of not less than $7,500,000, then the outstanding principal amount of this Note and any unpaid accrued interest shall, upon the mutual election of the Company and the Holder, convert in whole without any further action by the Holder into common stock at a conversion price equal to the cash price paid per share multiplied by 0.80. As of December 31, 2023, there is $50,000 and $8,579 of principal and interest, respectively, due on the note.

On November 9, 2022, the Company issued a convertible promissory note for $50,000, to Mark Gaalass. The note bears interest at 15% and matures May 7, 2023. In addition, the Company is to issue 20,000 shares of common stock to SJL Services, LLC. In the event that the Company issues and sells shares of its common stock to investors while this Note remains outstanding in an equity financing with total proceeds to the Company of not less than $7,500,000, then the outstanding principal amount of this Note and any unpaid accrued interest shall, upon the mutual election of the Company and the Holder, convert in whole without any further action by the Holder into common stock at a conversion price equal to the cash price paid per share multiplied by 0.80. As of December 31, 2023, there is $50,000 and $8,538 of principal and interest, respectively, due on the note.

On March 23,2023 the Company executed an Asset Purchase Agreement and acquired fifteen (15) Semi-Trucks in exchange for a convertible note payable for $1,363,540. The value of the trucks was calculated by equally splitting the total average market valuation and the retail valuation numbers that have been provided and reported through bumper.com, a third-party vehicle reporting agency. The fifteen (15) Semi- Trucks were acquired by Lelantos Holdings, Inc. Pursuant to the terms of the Asset Purchase Agreement, dated March 22, 2023, the Company issued a convertible promissory note for $1,363,540, to TK Zarro Holdings, Inc. The note bears interest at 8% and matures March 22, 2024. Any unpaid balance of the note is convertible into shares of common stock after twelve months, at a 20% discount to market. As of December 31, 2023, there is $1,363,540 and $83,745 of principal and interest, respectively, due on the note.

On July 2, 2023, The Company entered into a Senior Secured Convertible Credit Facility with Golden Triangle Ventures, Inc. (or “GTV”) which is a publicly-traded company listed on the OTC Markets under the stock symbol GTVH. This agreement was executed for a $5,000,000 credit facility. The outstanding principal amount of this Note and any unpaid accrued interest shall, upon the mutual election of the Company and the Holder, convert in whole without any further action by the Holder into common stock at a conversion price equal to the cash price paid per share multiplied by 0.50. The note earns a simple interest rate of 10% annually starting July 2, 2023. As of December 31, 2023, there is $220,000 and $9,166.67 of principal and interest, respectively, due on the note.

NOTE 5 – RELATED PARTY TRANSACTIONS

As of September 30, 2023, the Company has a balance due to GTV for a loan to the Company of $10,000. The loan is non-interest-bearing and due on demand.

As of December 31, 2023, the Company has a balance due to a related party of $2,000. The loan is non-interest-bearing and due on demand.

On July 2, 2023, The Company entered into a Senior Secured Convertible Credit Facility with Golden Triangle Ventures, Inc. (or “GTV”) which is a publicly-traded company listed on the OTC Markets under the stock symbol GTVH. This agreement was executed for a $5,000,000 credit facility. The outstanding principal amount of this Note and any unpaid accrued interest shall, upon the mutual election of the Company and the Holder, convert in whole without any further action by the Holder into common stock at a conversion price equal to the cash price paid per share multiplied by 0.50. The note earns a simple interest rate of 10% annually starting July 2, 2023. As of December 31, 2023, there is $220,000 and $9,166.67 of principal and interest, respectively, due on the note.

During the year ended December 31, 2023, the Company received proceeds of $66,780 from other related party loans. The loans are non-interest bearing and due on demand.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, October 22, 2024.

Lelantos Holdings, Inc., a Florida corporation

By:	/s/ Nathan Puente
Title:	Principal Executive Officer

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This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Nathan Puente	By:	/s/ Nathan Puente
Title:	Principal Executive Officer	Title:	Director
Date:	10/22/2024	Date:	10/22/2024

By:	/s/ Joshua Weaver	By:	/s/ Joshua Weaver
Title:	Principal Accounting officer	Title:	Director
Date:	10/22/2024	Date:	10/22/2024

By:	/s/ Joshua Weaver	By:	/s/ Sean Land
Title:	Principal Financial Officer	Title:	Director
Date:	10/22/2024	Date:	10/22/2024

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Item 16. Index to Exhibits

Exhibit 2 - Charters and Bylaws

Exhibit 2.1 Lelantos Holdings Articles of Merger

Exhibit 2.2 Lelantos Holdings Certificate of Incorporation

Exhibit 2.3 Lelantos Holdings Bylaws

Exhibit 2.4 Lelantos Energy Limited Liability Company Certificate of Formation

Exhibit 2.5 Lelantos Holdings Operating Agreement

Exhibit 2.6 Lelantos Holdings Corporate and Subsidiary Organization Chart

Exhibit 3 - Instruments Defining the Rights of Security Holders (Convertible Notes)

Exhibit 3.1 Senior Secured Convertible Promissory Note - Golden Triangle Ventures

Exhibit 3.2 Convertible Promissory Note - Mark Anthony Gaalass

Exhibit 3.3 Convertible Promissory Note - Suzanne Leigh

Exhibit 3.4 Convertible Promissory Note - Tom Zarro

Exhibit 4 - Subscription Agreement

Exhibit 6 - Material Contracts

Exhibit 6.1- Employee Stock Opportunity Program

Exhibit 6.2 - Preferred Shares A Purchase Agreement

Exhibit 6.3 - Eco Management Systems Equity Acquisition Agreement

Exhibit 12 - Opinion Re: Legality

Exhibit 12.1 - Legal Opinion of Counsel

Exhibit 12.2 - Legal Analysis of 1940 Investment Company Act and Application to Issuer

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